                                                                     EXHIBIT 4.5


                                                                       EXHIBIT B
                                                                          TO
                                                         PARTICIPATION AGREEMENT

================================================================================



                              DEMISE CHARTER PARTY


                                    between



                   FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee under the Trust Agreement for the Owner Participant named therein,

                                  Shipowner,


                                      and


                     MOBIL TRANSPORT FINANCE COMPANY INC.,

                                  Charterer.



                            M.T. AMERICAN PROGRESS

                      __________________________________

                        Dated as of September 30, 1997
                      ___________________________________



================================================================================

                             TABLE OF CONTENTS
                             -----------------


                                                                           Page
                                                                           ----


Recitals.....................................................................1

SECTION 1.  Definitions; Interpretation......................................1

SECTION 2.  Acceptance and Charter of Vessel.................................1

                  (a)   Acceptance; Warranties...............................2
                  (b)   Assignment of Warranties.............................2
                  (c)   Documentation of Vessel..............................3

SECTION 3.  Term; Charter Hire...............................................3

                  (a)   Term.................................................3
                  (b)   Interim Charter Hire.................................3
                  (c)   Base Charter Hire....................................3
                  (d)   Supplemental Charter Hire............................3
                  (e)   Renewal Hire.........................................4
                  (f)   Method of Payment....................................4
                  (g)   Late Payment.........................................4
                  (h)   Minimum Payment......................................4
                  (i)   Net Charter..........................................5
                  (j)   Premium..............................................6

SECTION 4.  Redelivery of Vessel.............................................7

                  (a)   Redelivery; Redelivery Condition.....................7
                  (b)   Redelivery Inspection............................... 8
                  (c)   Additional Charter Hire..............................8

SECTION 5.  Use and Operation; Citizenship...................................8

                  (a)   Use of Vessel........................................8
                  (b)   Exclusive Possession; Manning etc. of
                        Vessel...............................................8
                  (c)   Maintenance of Vessel Documentation..................9
                  (d)   Citizenship..........................................9
                  (e)   Quiet Enjoyment.....................................10

SECTION 6.  Maintenance, Compliance with Governmental Rules; Inspection.....10

                  (a)   Vessel Maintenance, Compliance with
                        Governmental Rules..................................10
                  (b)   Indenture Trustee's and Owner
                        Participant's Inspection............................11
                  (c)   No Obligation to Inspect............................11

SECTION 7.  Use of Stores and Equipment; Spares and
              Replacement Parts.............................................11

                  (a)   Stores..............................................11
                  (b)   Use of Equipment....................................12
                  (c)   Spares and Replacement Parts........................12

SECTION 8.  Charterer's Modifications; Removal of Property..................12

                  (a)   Required Modifications..............................13
                  (b)   Optional Modifications..............................13
                  (c)   Title to Modifications; Purchase Option for
                        Severable Modifications.............................13
                  (d)   Payment for Modifications ..........................14
                  (e)   Removal of Property.................................14
                  (f)   Marking of Vessel...................................15

SECTION 9.  Liens, Etc......................................................16

                  (a)   No Liens; Permitted Liens...........................16
                  (b)   Notice of Ship Mortgage.............................16
                  (c)   Charterer's Benefits................................16

Section 10.  Insurance......................................................16

                  (a)   Coverage............................................16
                  (b)   Adjustment of Losses................................17
                  (c)   Application of Insurance Proceeds...................17
                  (d)   Additional Insurance................................18

Section 11.  Event of Loss..................................................18

                  (a)   Notice of Event of Loss.............................18
                  (b)   Payment of Stipulated Loss Value, Etc...............18
                  (c)   Application of Other Payments upon the
                        Occurrence of an Event of Loss......................20
                  (d)   Application of Payments Not Relating to an
                        Event of Loss.......................................20
                  (e)   Other Dispositions..................................21

SECTION 12.  Early Termination; Special Termination.........................21

                  (a)   Early Termination...................................21
                  (b)   Notice of Termination...............................21
                  (c)   Retention of Vessel by Shipowner upon an
                        Obsolescence Termination............................22
                  (d)   Sale of Vessel; Termination Payments................23
                  (e)   Special Termination.................................25

SECTION 13.  Requisition for Use by the United States.......................27

SECTION 14.  Renewal of Charter.............................................28

                  (a)   Renewal.............................................28
                  (b)   Notice; Manner of Renewal...........................28
                  (c)   Renewal Hire........................................28
                  (d)   Stipulated Loss Values and Termination
                        Values..............................................28

SECTION 15.  Purchase Options...............................................29

                  (a)   Purchase Options....................................29
                  (b)   Notice of Election; Manner of Purchase;
                        Transfer After Purchase.............................30
                  (c)   Assumption of Secured Notes.........................31

SECTION 16.  Assignment and Subcharter......................................32

                  (a) Assignment by Shipowner; Security for Shipowner's Obligations to Indenture
                        Trustee.............................................32
                  (b)   Assignment and Subcharter by Charterer..............33

SECTION 17.  Events of Default..............................................34

                  (a)   Events of Default...................................34
                  (b)   Specified Charter Event of Default..................36

SECTION 18.  Remedies.......................................................36

                  (a)   In General..........................................36
                  (b)   Continuing Obligations..............................39
                  (c)   Remedies Cumulative.................................39

SECTION 19.  Notices........................................................40

SECTION 20.  Other Rights...................................................40

                  (a)   Shipowner's Right to Cure...........................40
                  (b)   Performance by Affiliates, Etc.; ...................41

SECTION 21.  Miscellaneous..................................................41

                  (a)   Amendments in Writing...............................41
                  (b)   Severability of Provisions..........................41
                  (c)   Governing Law.......................................41
                  (d)   Headings............................................41
                  (e)   Counterpart Execution; Filing. .....................42
                  (f)   Successors and Assigns. ............................42
                  (g)   Investment of Security Funds. ......................42
                  (h)   Immunities; Satisfaction of Undertakings;
                        Successor Owner Trustee.............................43
                  (i)   Performance of Obligations to Indenture
                        Trustee and Holders.................................44

                  (j)  True Charter........................................ 44
                  (k)  Survival of Agreements.............................. 44
                  (l)  No Merger........................................... 44
                  (m)  Usury................................................45
                  (n)  No Joint Venture.....................................45
                  (o)  Waiver of Jury Trial.................................45

Schedule 1        Base Charter Hire Accrual
Schedule 2        Stipulated Loss Values and Stipulated Loss Value
                  Determination Dates
Schedule 3        Termination Values
Schedule 4        EBO Exercise Price Installment Schedule
Schedule 5        Interim Charter Hire
Schedule 6        Fixed Price Purchase Option Amount

Appendix A        Definitions

                              DEMISE CHARTER PARTY



          THIS DEMISE CHARTER PARTY, dated as of September 30 , 1997 (the "Charter") for the United States flagged vessel M/T AMERICAN PROGRESS, Official Number 1053997, and as further described in Appendix A hereto (the "Vessel"), is between First Security Bank, National Association, a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement for the benefit of the Owner Participant named therein, and its successors and assigns (herein called the "Shipowner"), and Mobil Transport Finance Company Inc., a corporation organized and existing under the laws of Delaware (herein called the "Charterer").



                                   RECITALS:

          WHEREAS, the Shipowner desires to demise charter the Vessel to the Charterer, and the Charterer desires to demise charter the Vessel from the Shipowner, in each case on the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Shipowner agrees to let and demise charter and the Charterer agrees to hire and demise charter the Vessel on the terms and conditions hereinafter set forth.


          SECTION 1.  Definitions; Interpretation.
                      ---------------------------

          For the purposes hereof, capitalized terms used herein (including those used in the preamble and in the foregoing recitals) and not otherwise defined herein shall have the meanings assigned to them in Appendix A, which Appendix A shall for all purposes constitute part of this Charter and shall be subject to amendment in accordance with the terms and provisions hereof. References in this Charter to Sections, subsections, Schedules, Appendices and Exhibits are to Sections and subsections of, and Schedules, Appendices and Exhibits to, this Charter unless otherwise indicated.

          SECTION 2.  Acceptance and Charter of Vessel.
                      --------------------------------

          (a) Acceptance; Warranties.  Neither the Shipowner, in its individual
              ----------------------
capacity or as Owner Trustee, nor the Owner Participant makes any representations or warranties whether written, oral or implied with respect to the Vessel, except as expressly set forth herein, in Section 6 or 8 of the Participation Agreement, in any other Operative Document or in any Officer's Certificate of the Trust Company, the Owner Trustee or the Owner Participant, in each case delivered pursuant to the Participation Agreement. As between the Shipowner and the Charterer, simultaneously with the delivery of the Vessel by the Seller to the Shipowner pursuant to the Participation Agreement and acceptance by the Shipowner of the Vessel, the Shipowner shall be deemed to have tendered, and the Charterer shall be deemed to have accepted, delivery of the Vessel for all purposes hereof "as is and where is" and the commencement of this Charter with respect thereto and that the Vessel is satisfactory to the Charterer in all respects. IT IS AGREED THAT NEITHER THE TRUST COMPANY IN ITS INDIVIDUAL CAPACITY OR THE SHIPOWNER AS OWNER TRUSTEE OR THE OWNER PARTICIPANT SHALL BE DEEMED TO HAVE MADE, AND THE TRUST COMPANY IN ITS INDIVIDUAL CAPACITY AND THE SHIPOWNER AS OWNER TRUSTEE HEREBY DISCLAIMS, ANY WARRANTY OR REPRESENTATION, OTHER THAN THOSE REFERRED TO IN THE SECOND PRECEDING SENTENCE, EITHER EXPRESS OR IMPLIED, AS TO TITLE TO, AS TO THE DESIGN, CONDITION, MERCHANTABILITY OR SEAWORTHINESS OF, AS TO THE QUALITY OF THE MATERIAL, EQUIPMENT OR WORKMANSHIP IN OR THE CONFORMITY THEREOF TO THE PLANS AND SPECIFICATIONS, OR AS TO THE CONSUMABLE STORES ON BOARD, THE VESSEL, OR AS TO THE FITNESS OF THE VESSEL FOR ANY PARTICULAR PURPOSE OR AS TO ELIGIBILITY OF THE VESSEL FOR ANY PARTICULAR TRADE, OR THE PRESENCE OR ABSENCE OF ANY LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, OR ANY OTHER WARRANTY OR REPRESENTATION WHATSOEVER (except that the Trust Company hereby represents and warrants that on the Funding Date the Vessel shall be free and clear of all Shipowner's Liens and Owner Participant's Liens). Nothing in this Section 2(a) shall be construed as a waiver of any right that either the Shipowner or the Charterer may have against any person other than the Charterer, the Shipowner or the Owner Participant.

          (b) Assignment of Warranties.  The Shipowner hereby affirms that,
              ------------------------
effective on the Funding Date, it has assigned under the Conveyancing Instrument, to the initial Operator, certain rights and warranties conveyed to the Shipowner by the Conveyancing Instrument in respect of the Vessel under or in connection with the Construction Contract. The Shipowner shall use all reasonable efforts to deliver to the Charterer (or the Operator) such further documents and assurances and to take such other action requested by the Charterer or the Operator, at their expense, as may be necessary to confirm the assignments made by virtue of the preceding sentence and to enable the Charterer or the Operator to enforce any rights so assigned in the name of the

Shipowner or otherwise. The Shipowner (or the Seller on behalf of the Shipowner) has delivered to the Charterer a full set of general and detailed Plans and Specifications correct to the Vessel on the Funding Date, except for such variations in the Vessel as outfitted on the day of delivery, which shall be returned to the Shipowner at the end of the Charter Term.

          (c) Documentation of Vessel.  Upon delivery of the Vessel to the
              -----------------------
Charterer hereunder, the Charterer shall cause the Vessel to be documented in the name of the Shipowner under the laws and flag of the United States and enrolled and licensed to engage in the United States registry and coastwise trade.


          SECTION 3.  Term; Charter Hire.
                      ------------------

          (a) Term.  The interim charter term of this Charter (the "Interim
              ----
Charter Term") shall commence on the Funding Date and shall terminate one day before the Base Charter Commencement Date. The Base Charter Term of this Charter shall commence on the Base Charter Commencement Date and, subject to earlier termination pursuant to the terms of this Charter, shall expire at midnight (New York time) on the Base Charter Termination Date. Subject and pursuant to Section 14, the Charterer may elect one or more Renewal Terms.

          (b) Charterer shall pay Interim Charter Hire to the Shipowner as set forth in Schedule 5 hereto.

          (c) Base Charter Hire.  The Charterer shall pay to the Shipowner, as
              -----------------
Base Charter Hire for the Vessel, thirty-six (36) consecutive semi-annual installments of Base Charter Hire on the Base Charter Payment Dates during the Base Charter Term. Each payment of Base Charter Hire during the Base Charter Term shall be in an amount equal to the product of the Total Vessel Cost multiplied by the percentage set forth opposite the applicable Base Charter Payment Date on Schedule 1 hereto (as such Schedule 1 shall be adjusted pursuant to Section 2.12 of the Participation Agreement). Each installment of Base Charter Hire shall be in advance or in arrears and shall apply to a specific semi-annual period as specified in Schedule 1.

          (d) Supplemental Charter Hire.  The Charterer shall pay to the
              -------------------------
Shipowner, for its own account, or to the Person entitled thereto, as provided herein or in any other Operative Document, any and all Supplemental Charter Hire, promptly as the same shall become due and payable, and, in the event of any failure on the part of the Charterer to pay any Supplemental Charter Hire, subject to the provisions of Section 17(a)(ii), the Shipowner shall have all rights, powers and remedies provided for herein in the case of non-payment of Base Charter Hire.

          (e) Renewal Hire.  The Charterer hereby agrees to pay to the Shipowner
              ------------
with respect to the Vessel throughout each Renewal Term pursuant to Section 14 hereof Renewal Hire in the amount set forth therein.

          (f) Method of Payment.  Subject to Section 16(a), all payments of Base
              -----------------
Charter Hire, Supplemental Charter Hire, and Renewal Hire payable to the Shipowner shall be paid to the Shipowner's account specified in Schedule 1 to the Participation Agreement or to such other account at such other place in the United States of America as the Shipowner shall specify in writing to the Charterer at least five (5) Business Days prior to the due date thereof. All payments of Supplemental Charter Hire payable to any Person other than the Shipowner pursuant to any Operative Document shall be paid directly to such Person as provided in such Operative Document. Each payment of Charter Hire shall be made by the Charterer in immediately available funds, on or before 12:00 noon, New York time, at the place of receipt, on the scheduled date on which such payment shall be due, unless such scheduled date shall not be a Business Day in which case such payment shall be due and payable on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided such payment is made on such next succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date.

          (g)  Late Payment.  If any payment of Charter Hire shall not be paid
               ------------
when due, the Charterer shall pay to the Shipowner (or, in the case of Supplemental Charter Hire, to the Shipowner for its own account or to the Person entitled thereto as provided herein or in any other Operative Document), as Supplemental Charter Hire, interest (to the extent permitted by applicable law) on such overdue amount from and including the due date thereof to but excluding the date of payment thereof (unless payment is made after 12:00 noon, New York time at the place of receipt, in which event such date of payment shall be included) at the Overdue Rate.

          (h) Minimum Payment.  Notwithstanding any other provision of this
              ---------------
Charter or any other Operative Document (i) the amount of Base Charter Hire payable on each Base Charter Payment Date, as the same may be adjusted pursuant to Section 2.12 of the Participation Agreement, shall be at least equal to the aggregate amount of scheduled principal and accrued interest due and payable on the Secured Notes Outstanding on such Base Charter Payment Date, and (ii) the amount of Stipulated Loss Value and Termination Value as of any date and the amount of the initial installment of the EBO Exercise Price as of any EBO Exercise Date, as each such amount may be adjusted pursuant to Section 2.12 of the Participation Agreement, together with the payment of Charter Hire payable under this Charter on such date (excluding, in each case, any portion thereof constituting an Excepted

Payment), shall be at least equal to the aggregate amount of principal and accrued interest which would be due and payable on the Secured Notes Outstanding on such date, assuming such date or EBO Exercise Date, as the case may be, was the date such payment was due on the Secured Notes in respect of any payment by the Charterer of Stipulated Loss Value, Termination Value or EBO Exercise Price.

          (i)  Net Charter.  Notwithstanding any other provision of this Charter
               -----------
and to the extent permitted by law, the obligation of the Charterer to pay Charter Hire, Stipulated Loss Value, and Termination Value pursuant to the terms hereunder shall be absolute and unconditional until the Charter Termination Date, and such obligation shall not be affected by any circumstance of any character, including (i) the right to abatement, reduction, set off, defense, counterclaim or recoupment respecting Charter Hire, Stipulated Loss Value or Termination Value for any reason based upon any claim the Charterer may have against the Trust Company, Shipowner, Owner Participant, Builder, the Indenture Trustee or any other person whatsoever, including without limitation (A) any act, omission or breach on the part of the Trust Company, Shipowner, Owner Participant, the Builder, the Indenture Trustee, or any other Person; (B) any amendment or modification of, or supplement to, the Charter, the Initial Subcharter, any other subcharter, the Participation Agreement, any agreements relating to the Vessel or any other instrument or agreement applicable to the Vessel or any part thereof, or any assignment or transfer of any part thereof, or any furnishing or acceptance of additional security or any release of any security or any failure or inability to perfect any security; (C) any waiver, consent, change, extension, indulgence or other action or inaction under or in respect of the Charter, the Initial Subcharter, any other subcharter or any other such instrument or agreement, or any exercise or nonexercise of any right, remedy, power or privilege under or in respect of any such instrument or agreement; (D) any bankruptcy, insolvency, liquidation or similar proceeding with respect to the Trust Company, the Shipowner, the Owner Participant, the Indenture Trustee, Charterer, Guarantor, Operator, or any subcharterers or any Affiliate of any of them; (E) any limitation on the liability or obligations of Charterer under the Charter or any termination, cancellation, frustration, invalidity, irregularity or unenforceability, in whole or in part, of the Charter, the Initial Subcharter, any other subcharter or any term of any thereof or any lack of power or authority of Shipowner, Charterer, Operator, or any other subcharterer to enter into the Charter, the Initial Subcharter, or any other subcharter; (F) any assignment or other transfer of the Charter, the Initial Subcharter, or any other subcharter by Charterer, Operator, or a subcharterer or any lien, charge or encumbrance, from whatever source arising or affecting Charterer's or Operator's estate in, or any other subchartering of, all or any part of the Vessel

(whether or not pursuant to the express provisions of the Charter); (G) any damage to, or loss, destruction, requisition, seizure, forfeiture or marshal's or other sale of the Vessel or any interruption or prevention of or restriction on or interference with the use or possession of the Vessel; (H) any defect in the title to the Vessel or any encumbrance on the Vessel; (I) any libel, arrest, attachment, levy, detention, sequestration or taking into custody of the Vessel, or any interruption or prevention of, or restriction on, or interference with the use or possession of the Vessel; (J) any defect in the seaworthiness, condition, design operation or fitness for use of the Vessel or the ineligibility of the Vessel for any particular trade; or (K) any event of force majeure or any frustration; and (ii) any right conferred by law to terminate the Charter except in accordance with the express terms hereof. Nothing contained in this Section 3(i) shall be construed as (a) a guaranty of the value of the Vessel upon the expiration or termination of the Base Charter Term or any Renewal Term, the useful life of the Vessel or the payment of any of the Secured Notes, (b) a prohibition of assertion by the Charterer, the Operator, or any affiliate thereof, of any claim against the Builder or any other manufacturer, supplier, vendor, dealer, contractor, subcontractor or installer with respect to the Vessel or any part thereof, or (c) a waiver by the Charterer of (x) any of its rights or remedies against the Trust Company, the Shipowner, Owner Participant, Owner Participant Guarantor, Indenture Trustee, or Loan Participant for any breach of any undertaking or representation made to or for the benefit of the Charterer, or (y) any of its rights under any of the Operative Documents or of its right to assert and sue upon any claims it may have against any other Person in one or more separate actions.

          (j)  Premium.  The Charterer shall also pay to the Indenture Trustee
               -------
on behalf of the Shipowner, as Supplemental Charter Hire, an amount on an After-Tax Basis equal to any amount payable by the Shipowner as Premium, as and when any such Premium shall be due and payable under the Indenture; provided,
                                                               --------
however, that the Charterer shall have no obligation to pay on behalf of the
-------
Shipowner or the Owner Participant any Premium payable by the Shipowner or the Owner Participant (or to otherwise reimburse the Shipowner or the Owner Participant, whether hereunder or under any of the other Operative Documents, for any Premium paid by the Shipowner or the Owner Participant) (x) pursuant to
Section 3.06 of the Indenture or (y) with respect to any Indenture Event of Default that is not a Charter Event of Default.

          SECTION 4.  Redelivery of Vessel.
                      --------------------

          (a)  Redelivery; Redelivery Condition.  On the last day of the Charter
               --------------------------------
Term, unless (i) an Event of Loss has occurred, or (ii) use of the Vessel has been requisitioned as described in Section 13 hereof and such requisition is continuing or (iii) the Charterer has exercised any purchase option granted herein or (iv) the Charterer has terminated the Charter in accordance with the provisions of Section 12 and the Shipowner has elected to retain the Vessel, at the Charterer's cost and expense, and upon not fewer than 180 days' prior written notice to the Shipowner, the Charterer shall be deemed to have redelivered the Vessel or caused the Vessel to be redelivered to the Shipowner by making the Vessel available to the Shipowner at a U.S. port designated by the Shipowner; provided that such port shall be on the coast of the United States
           --------
designated by the Charterer and shall be a safe port, which is a port that is physically able to accommodate the Vessel and that is safe for the Vessel to reach, remain at and leave. Thereafter, the Charterer shall have no further liability or obligation with respect to the Vessel, and the Shipowner shall be responsible for all Vessel-related Claims arising after the redelivery of the Vessel. The Charterer agrees that at the time of such redelivery, the Vessel will be in the good order, condition and repair required by all of the terms of
Section 6(a) hereof, ordinary wear and tear excepted, and no additional repair to the Vessel shall be required to permit the Vessel to be fully operational and fit for use as a product tanker in U.S. coastwise trade; provided, however, that
                                                         --------  -------
the Charterer shall not be required to redeliver the Vessel fully operational and fit for use as a product tanker in U.S. coastwise trade if this Charter is terminated for economic obsolescence in accordance with the terms of Section 12(a) hereof as a result of a change in law or a Governmental Rule that makes the Vessel ineligible for U.S. coastwise trade ("Redelivery Condition"). Notwithstanding anything herein to the contrary, in the event this Charter is terminated by reason of economic obsolescence in accordance with the terms of
Section 12(a) hereof, the Charterer shall not be obligated to make any repair, change or Modification if such repair, change or Modification is a basis for the Charterer's decision to terminate this Charter in accordance with the terms of such Section 12(a). The Charterer will redeliver the Vessel free and clear of all Liens except Permitted Liens described in clause (iii) of the definition thereof. Upon the redelivery of the Vessel by the Charterer, the Charterer will not represent or warrant that the Vessel is free and clear of Liens of which it is not aware; provided, that the foregoing shall not release the Charterer of
              --------
any liability in respect of such Liens to the extent that the Charterer is required to discharge such Liens under the Operative Documents. In no event will the Shipowner fail to take control of the Vessel more than thirty (30) days after it is made available to the Shipowner by the Charterer.

          (b) Redelivery Inspection.  Not earlier than 90 days prior to the
              ---------------------
Vessel's redelivery, the Vessel shall be inspected by an independent naval architect, appointed by the Charterer and approved by the Shipowner, such approval not to be unreasonably withheld, to determine the Vessel's compliance with the Redelivery Condition. The Vessel shall not be drydocked for such inspection unless required by the naval architect. If the Vessel is not in compliance with the Redelivery Condition, the Charterer will correct or repair (at its own expense) any condition disclosed by such inspection to the extent necessary to cause the Vessel to comply with the Redelivery Condition, and further the Charterer shall pay for the cost of the inspection and drydocking, if any. The Charter Term shall be extended for any period necessary to make such repairs or to remove any property of the Charterer prior to redelivery and, notwithstanding the provisions of Section 4(a) relating to the port of redelivery, redelivery shall take place at the port where such repairs are made;

provided that such port shall be on the coast of the 48 contiguous states of the
--------
United States.

          (c)  Additional Charter Hire.  The Charterer will pay additional
               -----------------------
Charter Hire hereunder for any period for which the Charter Term may be extended pursuant to the terms of Section 4(b) hereof or which may be necessary to complete any voyage in progress, which Charter Hire shall be in addition to any other payments due hereunder, and shall be payable quarterly from the scheduled Charter Term Termination Date and on the last day of the Charter Term, as extended, at a rate per day equal to the number of days from the last payment in arrears of Charter Hire through the end of the Charter Term times an amount equal to the average daily equivalent of (i) all Charter Hire paid during the Base Charter Term if such extended Charter Term is immediately following the last day of the Base Charter Term or (ii) all payments of Renewal Hire during the Renewal Term then terminating if such extended Charter Term is immediately following the last day of a Renewal Term; provided, however, that no additional
                                          --------  -------
Charter Hire shall be paid by the Charterer for any period during which work, ordered solely by the Shipowner and not required by this Section 4, is being performed.


          SECTION 5.  Use and Operation; Citizenship.
                      ------------------------------

          (a)  Use of Vessel.  Subject to the terms and conditions of this
               -------------
Charter, the Charterer shall have the full use of the Vessel and may employ the Vessel as required to perform the Charter and any subcharter in any part of the world and in such lawful trades as Charterer may direct.

          (b) Exclusive Possession; Manning etc. of Vessel. Subject to the terms
              --------------------------------------------
and conditions of this Charter, the Charterer and any permitted subcharterer shall have exclusive possession and control of the Vessel, and shall man, victual, equip, supply, furnish, outfit, maintain and repair, navigate and operate the Vessel at its own expense or by its own procurement throughout the Charter Term. The master, officers and crew of the Vessel shall be engaged and employed by the Charterer or the Operator and shall remain the Charterer's or the Operator's servants, navigating and working the Vessel on behalf of and at the risk of the Charterer or the Operator. The Shipowner shall not have any interest in any salvage moneys earned by the Vessel or received by the Charterer before redelivery of the Vessel to the Shipowner under Section 4 hereof. The Shipowner shall not be required to pay any port charges, pilotages or any other costs, charges and expenses whatsoever incident to the use, operation and maintenance of the Vessel during the Charter Term.

          (c) Maintenance of Vessel Documentation.  The Charterer shall, without
              -----------------------------------
expense to the Shipowner, throughout the Charter Term maintain, or cause to be maintained, the documentation of the Vessel in the name of the Shipowner under the laws and flag of the United States qualified to engage in the United States coastwise trade, and the Shipowner shall upon the request of the Charterer execute such documents and furnish such information as the Charterer may reasonably require to enable the Charterer to maintain, or cause to be maintained, such documentation. The Shipowner shall, at the request of the Charterer, immediately execute or file all documents necessary to maintain such documentation and to effect any name change(s). The Charterer may, at any time, instruct the Shipowner to change the name of the Vessel, it being understood that the costs of changing the name of the Vessel shall be payable by the Charterer. Notwithstanding anything to the contrary herein, no action or inaction by the Owner Participant or the Shipowner, or any of their respective Affiliates, that results in the loss (whether temporary or permanent) or other termination of the eligibility of the Vessel for documentation under the laws and flag of the United States or the qualification of the Vessel to engage in United States coastwise trade shall be a default with respect to the obligation of the Charterer to maintain, or cause to be maintained, the documentation of the Vessel under the laws and flag of the United States qualified to engage in the United States coastwise trade, and the Charterer shall have no responsibility for costs, expenses or other Claims arising from such termination of eligibility or qualification.

          (d) Citizenship.  Each of the Trust Company and the Charterer,
              -----------
respectively, hereby represents that it is, and covenants that it shall remain during the Charter Term, citizens of the United States pursuant to Section 2 of the Shipping Act qualified to engage in the United States coastwise trade, and any regulations promulgated thereunder. The Shipowner represents that it is, and covenants that it will remain during the Charter Term, a citizen of the United States pursuant to 46 U.S.C.

(S) 12102(a)(2) and 46 U.S.C. (S) 12106(e)(1)(B). In the event that the Trust Company, the Shipowner or the Charterer shall fail to remain, or an event shall occur which will cause any of them no longer to remain, a citizen of the United States as set forth in the preceding two sentences, respectively, then it shall notify the other party hereto as soon as it obtains knowledge of such fact, and the provisions of Sections 10.8 and 11.2(j) of the Participation Agreement shall be applicable.

          (e)  Quiet Enjoyment.  The Shipowner warrants and covenants that,
               ---------------
unless a Charter Event of Default shall have occurred and be continuing and this Charter shall have been declared to be in default pursuant to Section 18(a), the Charterer shall be entitled to the quiet use and enjoyment of the benefits of the Vessel including the right to uninterrupted possession, use and operation of the Vessel, and the Shipowner shall not take or permit any Person claiming by, through or under it to take any action inconsistent with the Charterer's rights hereunder or under any of the other Operative Documents or otherwise, through its own actions or inactions, interfere or permit any such Person to interfere with such quiet use or enjoyment or such possession, use or operation or the rights of the Operator or any other permitted subcharterer or assignee to such quiet use or enjoyment or such possession, use or operation under the Initial Subcharter or any other subcharter or assignment permitted hereunder.

          SECTION 6.  Maintenance, Compliance with Governmental Rules;
                      ------------------------------------------------
Inspection.
----------

          (a) Vessel Maintenance, Compliance with Governmental Rules.  Charterer
              ------------------------------------------------------
shall throughout the Charter Term, maintain the Vessel, or cause it to be maintained, at its own cost and expense, in accordance with the established maintenance and repair programs of the Charterer or any Affiliate thereof for similar vessels owned or chartered thereby so as to keep the Vessel in (i) good working order and condition, ordinary wear and tear excepted, and (ii) in compliance, in all material respects, with applicable Governmental Rules or ABS requirements; provided, however, that the Charterer will not be required to
              --------  -------
comply with any Governmental Rule or ABS requirement:

          (A) whose application or validity is being contested diligently and in good faith by appropriate proceedings;

          (B) compliance with which shall have been excused or exempted by a nonconforming use permit, waiver, extension or forbearance exempting it from such Governmental Rule or ABS requirement but only to the extent that the Charterer's noncompliance is in accordance with such permit, waiver, extension or forbearance; or

          (C) if good faith efforts and appropriate steps are being taken to comply;

     so long as, if in the case of clauses (A) and (B) above, neither such failure of compliance nor such contest shall result in the material risk of

               (I)  sale, forfeiture or loss of the Vessel or title thereto;

              (II) any interference with the payment of Base Charter Hire when due; or

             (III) the imposition of any criminal liability on the Shipowner, the Owner Participant or the Indenture Trustee.

          (b) Indenture Trustee's and Owner Participant's Inspection.  Subject
              ------------------------------------------------------
to any applicable laws and regulations, the Shipowner, the Indenture Trustee and the Owner Participant shall have the right, at such person's risk and expense (including, without limitation, as to personal injury and death) and under conditions reasonably acceptable to the Charterer (including, without limitation, with respect to time and place of inspection, the execution of waivers of liability reasonably acceptable to the Charterer and the provision of proof of insurance reasonably acceptable to Charterer) and subject to confidentiality provisions, to visit and inspect the Vessel, and the Charterer will use reasonable efforts to make available its books and records related thereto, all upon reasonable notice and at such reasonable times during normal business hours and as may be reasonably requested; provided, however, that
                                                   --------  -------
unless there is an existing Charter Event of Default, the Indenture Trustee and Owner Participant may not make more than one (1) inspection in any calendar year without the Charterer's prior written consent; provided, further, that such
                                               --------  -------
inspection rights must be exercised subject to the supervision of the Charterer or its designee. Unless a Charter Event of Default shall have occurred and be continuing, the Charterer shall not be required to disclose any confidential information or allow anyone to inspect confidential materials. For the purposes of this Section 6(b), the Vessel's logs shall not be deemed to be confidential materials.


          (c) No Obligation to Inspect.  No Person entitled to make any
              ------------------------
inspection or examination referred to in this Section 6 shall have any obligation hereunder to make any inspection or examination or shall incur any liability or obligation by reason of not making any such inspection or examination. No inspection pursuant to this Section 6 shall interfere with the use, operation or maintenance of the Vessel or any part thereof, or the rights of any Person permitted under the Charter, and the

Charterer shall not be required to undertake or incur any additional liabilities in connection therewith.


          SECTION 7.  Use of Stores and Equipment.
                      ---------------------------

          (a) Stores.  The Shipowner acknowledges that such fuel, diesel oil,
              ------
fresh water, lubricating oil, greases and consumable stores as may be on board the Vessel at the time of delivery thereof to the Charterer will be the property of the Charterer. On redelivery or retaking of the Vessel any such fuel, diesel oil, fresh water, lubricating oil, greases and consumable stores that may be on board the Vessel shall become the property of the Shipowner upon payment by the Shipowner to the Charterer at the actual costs to the Operator or the Charterer for such fuel, diesel oil, fresh water, lubricating oil, greases and consumable stores as then remain on board the Vessel.

          (b) Use of Equipment.  The Charterer shall have the use, without
              ----------------
additional payment to the Shipowner, of all outfit, equipment (including cabin, crew and galley equipment), furniture, furnishings, appliances, spare and replacement parts and non-consumable stores as shall have been on board the Vessel at the time of delivery thereof to the Charterer. The same or their substantial equivalent shall be returned to the Shipowner upon redelivery in the same good order and condition as received, ordinary wear and tear excepted. Any such items damaged or so worn in service as to be unfit for use or for use as a spare part for replacement purposes, or lost or destroyed, shall be replaced or made good by the Charterer in kind at or before redelivery or, at the Charterer's option, subject to the provisions of Section 4, the Charterer may pay the Shipowner for said items at the current market prices therefor (including transportation and installation costs) at the port and time of redelivery.

          (c)  Spares and Replacement Parts.  Subject to Section 8 below, during
               ----------------------------
the Charter Term, the Charterer shall, at its expense and on its time, provide such additional equipment, outfit, tools, spare and replacement parts, crockery and linen as may be required for Charterer's operation of the Vessel. Spare and replacement parts ordered for, but not delivered to, the Vessel by or for the Charterer on or before the date that the Vessel is redelivered to the Shipowner shall be taken over and paid for by the Shipowner when delivered to the Vessel, and such equipment shall remain the property of the Shipowner.


          SECTION 8.  Charterer's Modifications; Removal of Property.
                      ----------------------------------------------

          (a)  Required Modifications.  The Charterer shall make or cause to be
               ----------------------
made at its sole cost and expense all Severable and Nonseverable Modifications to the Vessel as may be required from time to time to meet the requirements of clause (ii) of Section 6(a) (all such Modifications, "Required Modifications"). The Charterer shall complete (or cause to be completed) all such Required Modifications in a good and workmanlike manner, with reasonable dispatch and (but only to the extent practicable) in a manner which does not decrease the Fair Market Sales Value and utility of the Vessel or the remaining useful life or residual value of the Vessel or cause the Vessel to become "limited use property" within the meaning of Revenue Procedure 76-30, and any amendment or modification thereto.

          (b)  Optional Modifications.  In addition to any Required
               ----------------------
Modifications, the Charterer shall have the right to make (or cause or allow to be made) such alterations, modifications, additions and improvements to the Vessel as the Charterer, in its sole discretion, deems desirable in the proper conduct of its business (all such Modifications, "Optional Modifications");

provided that such Optional Modifications (i) are done in a good and workmanlike
--------
manner, (ii) shall not reduce the Fair Market Sales Value and utility, or the remaining useful life or residual value (except, in each case, to a de minimus
                                                                    -- -------
extent) of the Vessel, and (iii) shall not cause the Vessel to become limited use property within the meaning of Revenue Procedure 76-30.

          (c)  Title to Modifications; Purchase Option for Severable
               -----------------------------------------------------
Modifications.  (i)(A) Subject to Section 8(c)(ii), title to all Severable
-------------
Optional Modifications to the Vessel shall vest in the Charterer or any Person designated by the Charterer. The Charterer may remove (or allow to be removed) any such Severable Optional Modification prior to or upon the expiration of the Charter Term.

               (B) Subject to Section 8(c)(ii), at the time the Vessel is redelivered to the Shipowner, the Shipowner may offer to purchase, at the sole discretion of the Charterer, for fair market value (as agreed to by the Charterer in its sole discretion) any Severable Modifications. If the Shipowner shall have purchased any such Severable Modification pursuant to this Section 8(c)(i)(B), the Charterer, if requested by the Shipowner, shall furnish to the Shipowner, at no cost or expense to the Charterer, a bill of sale or assignment in form and substance reasonably satisfactory to the Shipowner, conveying the right, title and interest of the Charterer in and to such Severable Modification. Any purchase of a Severable Modification by the Shipowner hereunder shall be solely at the discretion of the Charterer. The Charterer shall have no obligation to convey to the Shipowner any Severable Modification that is not a Required Modification.

          (ii) Title to (A) Severable Required Modifications to the Vessel, (B) Nonseverable Modifications to the Vessel and (C) any Severable Modifications that are financed by the Shipowner pursuant to Section 8(d)(ii) hereof and Section 14 of the Participation Agreement shall vest in the Shipowner free and clear of all Liens except Permitted Liens.

          (d) Payment for Modifications.  (i) The Charterer shall be permitted
              -------------------------
at any time to finance the cost of any Severable Modification to the Vessel, including without limitation, with respect to Severable Optional Modifications, on a third-party ownership basis.

          (ii) The Charterer shall have the right to seek financing from the Shipowner as provided in Section 14 of the Participation Agreement for the cost of any Modification whether or not such Modification is a Required Modification. If the Charterer intends to seek financing for any such Modification under Section 14 of the Participation Agreement, the Charterer shall first provide the Shipowner and the Owner Participant with written notice of such Modification at least sixty (60) days (to the extent practicable) prior to the date of such proposed financing. If mutually acceptable terms for any such financing shall not have been agreed to between the Owner Participant and the Charterer within sixty (60) days after the receipt by the Owner Participant of the notice from the Charterer referred to in the second sentence of this Section 8(d)(ii), the cost of such Modification may, at the Charterer's option, be financed by the Shipowner as provided in the third sentence of Section 14 of the Participation Agreement and subject to the conditions set forth therein.

          (e)  Removal of Property.  (i)  In the ordinary course   of
               -------------------
     maintenance, service, repair or testing, any item of property constituting a part of the Vessel may be removed and replaced with an item of property which is free and clear of all Liens, except Permitted Liens, and in as good operating condition as, and with a value and utility, and remaining useful life and residual value at least equal to, the item of property replaced, assuming such item of property replaced was in at least the operating condition and repair required to be maintained hereunder. Immediately upon any item of property becoming incorporated in the Vessel, without further act, (A) title to such item of property thereupon shall vest in the Shipowner and be subject to the Lien of the Ship Mortgage, (B) such item of property shall become subject to this Charter and be deemed a part of the Vessel for all purposes hereof to the same extent as the item of property it replaced and (C) title to such removed item of property shall vest in the Charterer or such Person as shall be designated by the Charterer, free and clear of all rights of the Shipowner, the Indenture Trustee and any Person claiming through the Shipowner or the Indenture Trustee and of all Shipowner's Liens and Owner Participant's Liens, and shall no longer be subject to this Charter or considered to be a part of the Vessel.

          (ii) If, at any time during the Charter Term, the Charterer shall conclude that any item of property constituting a part of the Vessel is obsolete, redundant or unnecessary and can be removed without diminution of the Fair Market Sales Value, utility, reduction of the remaining useful life, or residual value of the Vessel and without causing the Vessel to become "limited use property" within the meaning of Revenue Procedure 76-30, the Charterer may remove (or allow to be removed) such property and upon such removal, without further act, title to such property shall vest in the Charterer or in such Person as shall be designated by the Charterer, free of the Lien of the Ship Mortgage. In addition, notwithstanding anything contained in this Charter to the contrary but subject to Section 4 hereof, if an event occurs with respect to any item of property constituting part of the Vessel (or any item of property replaced) which would constitute an Event of Loss if such event occurred with respect to the Vessel, the Charterer shall have no obligation to pay any Stipulated Loss Value in respect of, or to otherwise replace, repair or rebuild, such item of property, so long as the absence or condition of such item of property is not material to the overall operation of the Vessel. The Charterer acknowledges and agrees that this Section 8(e)(ii) does not reduce the Charterer's maintenance obligations under Section 6(a).

          (f) Marking of Vessel.  The Charterer shall have the right to paint
              -----------------
the Vessel in its own colors or those of the Operator or any subcharterer permitted hereunder, to name or re-name the Vessel, to install and display its or the Operator's or any subcharterer's stack insignia and to fly its or the Operator's or any subcharterer's house flag or to use the colors, insignia or flag of any person directly or indirectly controlling, or controlled by, or under direct or indirect common control with, the Charterer or the Operator or any subcharterer permitted hereunder, all without expense to the Shipowner. The Charterer shall have its, the Operator's or any subcharterer's insignia or flag removed, without expense to the Shipowner, prior to redelivery of the Vessel to the Shipowner under Section 4(a). The Charterer agrees to notify the Shipowner and the Owner Participant of any change in name of the Vessel.

          SECTION 9.  Liens, Etc.
                      ----------

          (a)  No Liens; Permitted Liens.  The Charterer will not, directly or
               -------------------------
indirectly, create, incur, assume or suffer to exist any Liens on or with respect to any part of the Vessel, title thereto or any interest therein, other than Permitted Liens, and the Charterer promptly, at its own expense, will take such actions as may be necessary duly to discharge any such Lien not excepted above.

          (b)  Notice of Ship Mortgage.  A notice, reading as follows (or
               -----------------------
containing such other information as may be approved by the Shipowner), printed in plain type of such size that the paragraph of reading matter shall cover a space not less than six inches wide by nine inches high, shall be placed and kept prominently displayed in the chart room and in the master's cabin of the
Vessel:

          "NOTICE OF FIRST PREFERRED SHIP MORTGAGE AND CHARTERS

          This Vessel is owned by the Shipowner, a national banking association, not in its individual capacity but solely as owner trustee (the "Shipowner") under a trust agreement dated as of September 30, 1997 and (i) is covered by a First Preferred Ship Mortgage in favor of State Street Bank and Trust Company, as Indenture Trustee, Mortgagee, under authority of the Ship Mortgage Act, 1920, as amended, (ii) is under demise charter to [NAME OF CHARTERER] and (iii) is under a demise subcharter to [NAME OF SUBCHARTERER]. Under the terms of said Ship Mortgage, said demise charter, and said subcharter, neither the Shipowner, the charterer, any subcharterer, the master or agent of this Vessel nor any other person has any right, power or authority to create, incur or permit to be placed or imposed upon this Vessel any lien whatsoever other than the liens of the Ship Mortgage and Permitted Liens under the Charter."


          (c)  Charterer's Benefits.  Anything herein to the contrary
               --------------------
notwithstanding, none of the Shipowner or any Person claiming thereunder shall interfere with the benefits afforded to the Charterer or the Operator by the provisions of Chapter 8 of Title 46 of the United States Code, including without limitation 46 U.S.C.A. Section 186, or otherwise by law, except for Claims arising from or after a termination of the Charter under Section 18 hereof.


          Section 10.  Insurance
                       ---------

          (a)  Coverage.  (i)  Charterer, at its own cost and expense, shall
               --------
carry and maintain or cause to be carried and maintained at all times during the Charter Term protection and indemnity insurance (including pollution liability insurance), to the extent such insurance is commercially available, on or with respect to the Vessel and the operation thereof in such amounts, and with such deductibles or self-insurance amounts, and in such forms as is consistent with Charterer's practices for other similar vessels owned or chartered by it or its Affiliates. The provisions of Rule 16 (Fleet Entry) of the Britannia Steam Ship Insurance Association Limited (the "Association") will apply (or similar requirements of any other insurer providing protection and indemnity insurance with respect to the Vessel may apply) to the entry of the Vessel with the Association save that the Association may not require the Owner Participant or the Shipowner to pay outstanding calls on other ships in the fleet.

          (ii) Any liability insurance carried in accordance with Section 10(a)(i) shall provide in the policy or by special endorsement that:

          (A) the Shipowner, the Owner Participant, the Indenture Trustee and the Pass Through Trustee are included as additional insureds in respect of all public liability policies, if any, carried in accordance with Section 10(a)(i);

          (B) such insurance shall be primary without right of contribution of any other insurance carried by or on behalf of the Shipowner, the Indenture Trustee, the Owner Participant and the Loan Participant;

          (b)  Adjustment of Losses.  Losses, if any, with respect to the Vessel
               --------------------
under all insurances or entries in protection and indemnity associations, whether or not required to be carried under Section 10(a), shall be adjusted with the insurance companies, including the filing of appropriate proceedings, by the Charterer. The Shipowner shall cooperate with the Charterer in making all proofs of loss and take all other reasonable steps necessary to effect such adjustment with the insurance companies.

          (c)  Application of Insurance Proceeds.  All insurance proceeds in
               ---------------------------------
respect of insurance, if any, maintained by Charterer with respect to the Vessel and payable under circumstances not constituting an Event of Loss shall be payable to the Charterer. All insurance proceeds (up to an amount not exceeding the applicable Stipulated Loss Value) in respect of hull insurance, if any, maintained by the Charterer with respect to the Vessel pursuant to Section 10(a)(i) and payable as a result of an Event of Loss will be paid to Shipowner and shall be applied in reduction of the Charterer's obligation to pay Stipulated Loss Value in connection with such Event of Loss if not already paid by the Charterer or, if already paid by the Charterer, shall be applied to reimburse the Charterer for its payment of such Stipulated Loss Value, and the balance, if any, in each case, of such proceeds remaining thereafter shall be paid over to, or retained by Charterer. Notwithstanding the foregoing, the proceeds of any protection and indemnity or other liability insurance shall be payable to the Person to whom such amount is due.

          (d)  Additional Insurance.  Nothing in this Section 10 shall prohibit
               --------------------
the Shipowner, the Owner Participant, the Charterer, the Indenture Trustee, the Pass Through Trustee or the Operator from acquiring or maintaining, at its own expense, additional insurance in such amounts with respect to such risks as each such Person, as the case may be, shall determine; provided that no such
                                                  --------
insurance carried by the Shipowner, the Indenture Trustee, the Pass Through Trustee or the Owner Participant shall prevent Charterer or the Operator or any subcharterer from, or increase the cost to Charterer or the Operator or any subcharterer of, obtaining insurance respecting the Vessel as Charterer or the Operator or any subcharterer wishes. The proceeds of any such additional insurance will be for the account of the party maintaining such additional insurance.


          Section 11.  Event of Loss.
                       -------------

          (a)  Notice of Event of Loss.  If there shall occur an Event of Loss
               -----------------------
with respect to the Vessel during the Charter Term, the Charterer shall promptly, upon the obtaining of Actual Knowledge thereof, notify the Shipowner, the Owner Participant and the Indenture Trustee of the occurrence thereof.

          (b)  Payment of Stipulated Loss Value, Etc.  (i)  If an Event of Loss
               --------------------------------------
with respect to the Vessel shall occur during the Charter Term, unless the Charterer shall have elected to substitute a vessel pursuant to Section 11(b)(ii), the Charterer shall pay to the Shipowner compensation for such Event of Loss, on the date which is the latest Stipulated Loss Value Determination Date occurring not later than 180 days after the date of such Event of Loss (the "Loss Termination Date"), the Stipulated Loss Value for the Vessel as of such Stipulated Loss Value Determination Date. The Charterer shall pay, simultaneously therewith, all Base Charter Hire or Renewal Hire, as the case may be, due and owing prior to such Loss Termination Date, and Supplemental Charter Hire which is agreed to be due and owing with respect to the Vessel on or prior to the Loss Termination Date, and if such Loss Termination Date is a Base Charter Payment Date, all Base Charter Hire payable in arrears on such Base Charter Payment Date (but, for the avoidance of doubt, not Base Charter Hire payable in advance on such Base Charter Payment Date), whereupon (A) this Charter and the obligations of the Charterer hereunder shall terminate as of the Loss Termination Date (other than those provisions which by their terms survive the termination or expiration of the Charter), (B) the Shipowner shall transfer all right, title and interest of the Shipowner in and to the Vessel, "as is and where is" to the Charterer or as the Charterer shall direct, and the Shipowner shall warrant that it is transferring whatever title that it received on the Funding Date and that the Vessel is free and clear of Shipowner's Liens and Owner Participant's Liens, but otherwise without representation or warranty, (C) the Shipowner shall, at the Charterer's expense, execute and deliver to the Charterer or as the Charterer shall direct a bill of sale and assignment and such other instruments and documents as the Charterer may reasonably request to evidence the valid consummation of such transfer and shall, at the Charterer's expense, take such actions under Section 6.03 of the Indenture as the Charterer may reasonably request, and (D) the Charterer shall be entitled to all awards and insurance and other proceeds with respect to any Event of Loss.

          (ii) Upon the occurrence of an Event of Loss, except an Event of Loss of the type described in clause (vii) of the definition thereof, the Charterer shall have the option, in lieu of paying the Stipulated Loss Value pursuant to Section 11(b)(i), within 180 days of the Event of Loss, of substituting a vessel of at least equal Fair Market Sales Value and utility and with a remaining useful life and residual value as the Vessel had immediately prior to such Event of Loss (assuming the Vessel has been maintained in accordance with the terms of this Charter), and which is not "limited use property" within the meaning of Revenue Procedure 76-30 and any amendment or modification thereof, and title to the substitute vessel shall immediately vest in the Shipowner to the same extent as the Vessel. In the event that the Charterer shall have elected the option set forth in this Section 11(b)(ii), no amounts shall be payable under Section 11(b)(i) and this Charter shall remain in full force and effect with respect to the substitute vessel. Prior to or at the time that the Charterer determines to substitute a vessel in accordance with this Section 11(b)(ii), the Charterer will (A) furnish the Shipowner with a bill of sale in favor of the Shipowner with respect to such substitute vessel (B) enter into such amendments to the Operative Documents as may be reasonably necessary to effect such substitution, (C) furnish the Shipowner with an opinion of the Charterer's counsel (which may be Charterer's general counsel) to the effect that the bill of sale referred to in clause (A) above constitutes an effective instrument for the conveyance of title to such Vessel, (D) furnish the Shipowner with an appraisal as to the Fair Market Sales Value, utility, residual value and remaining useful life of such Vessel and (E) so long as the Indenture shall not have been satisfied and discharged, cause a financing statement or statements with respect to such substitute vessel or other requisite documents or instruments to be filed in such place or places as may be necessary in order to perfect the security interest created by or pursuant to the Indenture or the Ship Mortgage. Upon transfer of the substituted vessel to Shipowner, the Shipowner shall transfer all right, title and interest of the Shipowner in and to the Vessel, "as is and where is," to the Charterer or as the Charterer shall direct, free and clear of Shipowner's and Owner Participant's Liens, and the Shipowner shall warrant that it is transferring whatever title it received on the Funding Date, but otherwise without representation or warranty, and the Shipowner shall, at the Charterer's expense, execute and deliver to the Charterer or as the Charterer shall direct a bill of sale and assignment and such other instruments and documents as the Charterer may reasonably request to evidence the valid consummation of such transfer and shall, at the Charterer's expense, take such actions under Section 6.03 of the Indenture as the Charterer may reasonably request.

          (c)  Application of Other Payments upon the Occurrence of an Event of
               ----------------------------------------------------------------
Loss.  Any amounts of condemnation or requisition proceeds received at any time
----
by the Shipowner, the Indenture Trustee, the Charterer or the Operator as a result of the occurrence of an Event of Loss shall be paid to, or retained by, the Charterer; provided that any amounts of condemnation or requisition proceeds
               --------
received at any time by the Shipowner, the Owner Participant, the Indenture Trustee or the Charterer as a result of the occurrence of an Event of Loss described in clause (v) of the definition thereof shall be divided between the Charterer and the Shipowner as their respective interests may appear and the amount, if any, paid to or retained by the Shipowner shall reduce the amount that the Charterer is required to pay to the Shipowner (but not below zero) in respect of such Event of Loss (or, if the amount payable by the Charterer in respect of the Event of Loss has already been paid by the Charterer, the Charterer shall be entitled to retain or be paid out of the amounts otherwise payable to or retainable by the Shipowner under this sentence, the amount that would have been applied in reduction of the amount payable by the Charterer in respect of the Event of Loss).

          (d)  Application of Payments Not Relating to an Event of Loss.
               --------------------------------------------------------
Payments received at any time by the Shipowner, the Indenture Trustee, the Charterer or the Operator from any Governmental Authority or other Person with respect to any destruction, damage, loss, condemnation, confiscation, theft or seizure of or requisition of title to or use of the Vessel not constituting an Event of Loss with respect to the Vessel shall be paid over to, or retained by, the Charterer or as it may direct.

          (e)  Other Dispositions.  Notwithstanding the foregoing provisions of
               ------------------
this Section 11, so long as any Specified Charter Event of Default shall have occurred and be continuing, any amount that otherwise would be payable to or for the account of, or that otherwise would be retained by, the Charterer pursuant to this Section 11 shall be paid to the Owner Trustee (or to the Indenture Trustee so long as the Vessel is subject to the Lien of the Ship Mortgage) as security for the obligations of the Charterer under this Charter and, subject to the Ship Mortgage, applied against the Charterer's payment obligations hereunder when and as they become due and payable. At such time thereafter as no Specified Charter Event of Default shall be continuing, such amount shall, to the extent not theretofore applied as provided herein or in the Ship Mortgage, be paid promptly to the Charterer or as it may direct, provided that if any such
                                                       --------
amount has been so held as security for more than ninety (90) days after a Specified Charter Event of Default shall have occurred and during which period
(i) the Shipowner shall not have been limited by operation of law or otherwise from exercising remedies hereunder or (ii) the Shipowner shall not have commenced to exercise any remedy available to it under Section 18, then such amount shall be paid to the Charterer or as it may direct.


          SECTION 12.  Early Termination; Special Termination.
                       --------------------------------------

          (a)  Early Termination.  If, in the opinion of a Responsible Officer
               -----------------
of the Charterer, the Vessel is, at any time on or after the fifth anniversary of the Funding Date hereunder, obsolete, uneconomic or surplus to the needs of the Charterer for any reason (including, without limitation, because of the imposition of burdensome Governmental Rules or any change in law or a Governmental Rule that makes the Vessel ineligible for U.S. coastwise trade) in each case, the Charterer may elect (a "Termination Election") to terminate this Charter with respect to the Vessel in accordance with this Section 12.

          (b)  Notice of Termination.  (i)  In order to exercise its right to
               ---------------------
terminate this Charter with respect to the Vessel pursuant to Section 12(a), the Charterer shall provide the Shipowner with notice in writing at least 120 days prior to the date as of which the Charterer is electing to terminate this Charter with respect to the Vessel (the "Termination Date"), which such notice shall (A) specify the Termination Date, and (B) identify the applicable Termination Value as of such Termination Date, in accordance with Schedule 3, as adjusted pursuant to Section 2.12 of the Participation Agreement.

         (ii) The Charterer may, at its option, by written notice to the Shipowner at any time prior to the date that is twenty-five (25) days prior to the scheduled Termination Date, revoke any Termination Election with respect to the

     Vessel, in which event this Charter shall not terminate, and the reasonable out-of-pocket expenses incurred by the Shipowner, the Owner Participant and the Indenture Trustee in connection with such Termination Election shall be borne by the Charterer; provided that the Charterer may not exercise its
                             --------
     right to revoke a Termination Election more than two times; provided
                                                                 --------
     further, however, that if such notice of revocation is given (or deemed to
     -------  -------
     have been given pursuant to Section 12(c)) as a result of the Shipowner's failure to make the payments required to be made by it under Section 12(c), the Charterer shall have no obligation to so reimburse the Shipowner, the Owner Participant or the Indenture Trustee for any out-of-pocket expenses incurred in connection with such Termination Election and the revocation shall not be deemed to be a revocation of a Termination Election for purposes of the penultimate proviso to this sentence.

          (c)  Retention of Vessel by Shipowner upon an Obsolescence
               -----------------------------------------------------
Termination.  (i)  If the Charterer shall have made a Termination Election under
Section 12(a) and the Charterer has not exercised its right of revocation pursuant to Section 12(b) or this Section 12(c), the Shipowner may elect to retain the Vessel, rather than sell it pursuant to Section 12(d), by giving irrevocable notice to the Charterer and the Indenture Trustee within forty-five
(45) days of Charterer's Termination Election. If the Shipowner so elects to retain the Vessel and if the Charterer does not revoke its Termination Election:

          (A) the Shipowner shall pay to the Indenture Trustee an amount equal to the unpaid principal amount of, the Premium, if any, and accrued and unpaid interest on, the Secured Notes Outstanding as of the Termination Date;

          (B) the Charterer shall pay to the Shipowner or the Person entitled thereto as provided in the Operative Documents (A) all Base Charter Hire with respect to the Vessel due and owing on or prior to the Termination Date (but excluding any Base Charter Hire, if any, payable in advance on the Termination
Date) and (B) all Supplemental Charter Hire with respect to the Vessel, but the Charterer shall not be required to pay any amounts pursuant to Section 12(d);

          (C) the Charter, the Guaranty, the obligations of the Charterer hereunder, including the obligation to pay the Termination Value, and the Charterer's obligations under the other Operative Documents shall terminate with respect to the Vessel (except for provisions which by their terms survive the termination of the Charter);

          (D) the Charterer shall deliver the Vessel to the Shipowner, subject to the terms of the fourth sentence of Section 4(a) hereof.

          (ii) The Shipowner shall, at the Charterer's expense, execute and deliver to the Charterer on the Termination Date such instruments as the Charterer shall reasonably request to evidence such termination of this Charter;

provided that the Charterer shall only be required to pay the reasonable costs
--------
and expenses incurred by the Shipowner and the other parties to the Operative Documents in connection with the execution and delivery of the documents terminating this Charter.

          (iii) In the event the Shipowner fails to pay the amounts specified in 12(c)(i)(A) or the Charterer fails to pay the amounts specified in 12(c)(i)(B), the Charterer shall be deemed to have revoked its Termination Election pursuant to Section 12(b). If the Shipowner shall fail to perform any of its obligations pursuant to this Section 12(c) and, as a result thereof, this Charter shall not be terminated, the Charterer shall have no obligation to pay the costs and expenses set forth in 12(c)(ii), and the Shipowner shall thereafter no longer be entitled to exercise its election to retain the Vessel upon any subsequent Termination Election pursuant to this Section 12. The Charterer may at its option, at any time thereafter, submit a new Termination Election pursuant to Section 12(b)(i).

          (d)  Sale of Vessel; Termination Payments.  (i) If the Charterer shall
               ------------------------------------
have made a Termination Election under Section 12(a), the Charterer has not exercised its right of revocation pursuant to Section 12(b) or this Section 12(c), and the Shipowner does not elect to retain the Vessel pursuant to Section 12(c), then the Charterer shall, as agent for the Shipowner, use commercially reasonable efforts to solicit bids from third parties unaffiliated with the Charterer, the Shipowner and the Owner Participant qualified under Governmental Rule to own the Vessel for the cash purchase of the Vessel on the Termination Date. The Shipowner may also solicit such bids for the cash purchase of the Vessel on the Termination Date independent of the Charterer. The Charterer and the Shipowner, as the case may be, shall certify to the other in writing the amount and terms of each bid received by it and the name and address of the Person submitting such bid. Subject to Section 12(c), in the event that the Charterer or the Shipowner shall have obtained any such bids from any Person other than the Charterer, the Shipowner, the Owner Participant or an Affiliate of any thereof, the Shipowner shall sell the Vessel on the Termination Date to the Person qualified under Governmental Rule to own the Vessel that shall have submitted the highest bona fide cash bid. Each of the Shipowner and the Owner
                      ---- ----
Participant, by the signature of the Shipowner hereto, agrees that the Charterer shall have no liability to the Shipowner or the Owner Participant with respect to the price at which the Vessel is sold other than as provided in this Section 12(d)(i).

     (ii) Upon payment to the Shipowner of the applicable purchase price in immediately available funds (and all other amounts due from the Charterer pursuant to subsections (B) and (C) below):

          (A) In consideration of the purchase price of the Vessel, the Shipowner shall transfer to such buyer, all right, title and interest of the Shipowner in and to the Vessel, "as is and where is" free and clear of Shipowner's Liens and Owner Participant's Liens, and the Shipowner shall warrant that it is transferring whatever title it received on the Funding Date, but otherwise without representation or warranty by the Shipowner.


          (B) On the Termination Date, this Charter, the Guaranty, and the obligations of the Charterer hereunder shall terminate concurrently with such sale and such payment, other than those provisions which by their terms survive the termination or expiration of this Charter, and the Shipowner shall execute and deliver to the proposed purchaser a bill of sale and assignment and such other instruments, documents and opinions as such Person or the Charterer may reasonably request to evidence the valid consummation of such transfer and, at the Charterer's expense, shall execute and deliver to the Charterer on the Termination Date such instruments as the Charterer shall reasonably request to evidence the termination of the Charter and take such actions under Section 6.03 of the Indenture as the Charterer may reasonably request; provided that the
                                                          --------
Charterer shall only be required to pay the reasonable costs and expenses of the Shipowner and the other parties to the Operative Documents in connection with the execution and delivery of the documents terminating the charter.

          (C) The Charterer shall pay the Shipowner (x) all Base Charter Hire for the Vessel due and owing on or prior to the Termination Date (but excluding any Base Charter Hire, if any, payable in advance on the Termination Date); (y) all Supplemental Charter Hire due and owing on or prior to the Termination Date and Premium, if any; and (z) the reasonable out-of-pocket expenses incurred by the Shipowner and the Owner Participant in connection with such sale (other than the fees of any broker or finder appointed by the Shipowner or the Owner Participant, except a contingent fee payable only upon successful completion of the sale arranged by such broker or finder). The Charterer shall not be required to pay the amounts described in (z) above if the sale of the Vessel shall not be effected due to the failure of the Shipowner or the Owner Participant to execute and deliver the instruments as required in Section 12(d)(ii)(B). In the event that the proceeds received by the Shipowner from the sale of the Vessel net of sales and other transfer taxes and net of reasonable out-of-pocket expenses incurred by the Shipowner and the Owner Participant in connection with such sale (other than the fees of any broker or finder appointed by the Shipowner or the Owner Participant, except a contingent fee payable only upon successful completion of the sale arranged by such broker or finder)(the "Net Proceeds") shall be less than the Termination Value of the Vessel at the time of the Termination Date, the Charterer shall pay the Shipowner an amount equal to the difference between the Net Proceeds and such Termination Value. In the event that the Net Proceeds exceeds the applicable Termination Value of the Vessel at the time of the Termination Date, the amount of expenses described in
(z) above due and payable by the Charterer shall be reduced by an amount equal to the difference between the Net Proceeds and such Termination Value.

     (iii) The Charterer agrees that neither the Charterer, the Guarantor nor a Person in which the Guarantor holds, directly or indirectly, either (i) a 51% ownership interest or (ii) a 50% ownership interest and (directly or indirectly) control of such Person's determination of whether to enter into transactions such as the purchase or charter of the Vessel, shall purchase or charter the Vessel from the third party, which purchases the Vessel pursuant to this Section 12(d), for a period of two years from the Termination Date.

     (iv) In the event that (A) the Charterer exercises the right to revoke a Termination Election pursuant to Section 12(b)(ii) (or shall be deemed to have exercised a right to revoke a Termination Election pursuant to the first sentence of Section 12(c)(iii), (B) the highest bona fide final bidder qualified
                                                ---- ----
under Governmental Rule to purchase the Vessel under Section 12(d) does not purchase the Vessel pursuant to Section 12(d), then, unless the Shipowner retains the Vessel pursuant to Section 12(c), this Charter shall remain in full force and effect with respect thereto and the Charterer's right to effect a Termination Election shall not be prejudiced or affected.


          (e) Special Termination. (i)  At any time during the Charter Term, if,
              -------------------
in the reasonable judgment of a Responsible Officer of the Charterer, the Vessel is ineligible for U.S. coastwise trade, the Charterer shall be entitled to terminate this Charter with respect to the Vessel in accordance with this
Section 12 (any such termination, "Special Termination"), and the Charterer, or its nominee, shall have the right to purchase the Vessel as herein set forth.

          (ii) In order to exercise its right to terminate this Charter with respect to the Vessel pursuant to Section 12(e)(i), the Charterer shall provide the Shipowner, the

     Owner Participant, and the Indenture Trustee with at least 30 days prior written notice of its intent to exercise its option to terminate the Charter under Section 12(e)(i) (any such notice a "Special Termination Notice"). Such notice shall state the date of termination (any such date, the "Special Termination Date") and the Termination Value (or, if required by subsection (iv) of this Section 12, the Termination Value and the Fair Market Sales Value of the Vessel). The Charterer shall have the right to revoke any Special Termination Notice given by it no later than ten (10) days prior to the scheduled Special Termination Date.

          (iii) On the date of purchase of the Vessel pursuant to this Section 12(e), upon the payment of the amounts required hereby (A) the Shipowner shall transfer all right, title and interest of the Shipowner in and to the Vessel, "as is and where is" to the Charterer or as the Charterer may direct, and the Shipowner shall warrant that it is transferring whatever title it received on the Funding Date and that the Vessel is free and clear of Shipowner's Liens and Owner Participant's Liens, but otherwise without any representation or warranty, upon payment to the Shipowner (or, if the Lien of the Ship Mortgage is still in effect, to the Indenture Trustee) of the Termination Value and Premium, if any, and (B) the Shipowner shall, at the Charterer's expense, execute and deliver to the Charterer or its designee a bill of sale and assignment, and such other instruments, documents and opinions as the Charterer may reasonably request to evidence the valid consummation of such transfer and shall, at the Charterer's expense, take such actions under Section 6.03 of the Indenture as the Charterer may reasonably request.

          (iv) If in the reasonable judgment of a Responsible Officer of the Charterer, the Vessel shall be ineligible for U.S. coastwise trade as a result of (A) a change in Governmental Rule after the Funding Date or (B) any action or inaction by the Trust Company, the Shipowner or the Owner Participant, the Charterer shall pay to the Shipowner the Termination Value. If, in the reasonable judgment of a Responsible Officer of the Charterer, the Vessel shall be ineligible for U.S. coastwise trade for any other reason, the Charterer shall pay to the Shipowner the higher of Termination Value and the Fair Market Sales Value of the Vessel as of the Termination Date as the purchase price of the Vessel. If the Charterer and the Shipowner shall fail to agree on the Fair Market Sales Value of the Vessel as of the Termination Date within thirty (30) days after the giving of the Special Termination Notice, such Fair Market Sales Value shall be determined pursuant to the Appraisal procedure. In addition to the amounts required by the first or second sentence hereof, the Charterer shall pay the

     Shipowner all Base Charter Hire due and owing to such date of purchase (but excluding any Base Charter Hire payable in advance on such date of purchase) and Supplemental Charter Hire due and owing on or prior to such date of purchase.

          (v) Notwithstanding the provisions of Section 12(e)(iii) and (iv) and subject to compliance with Section 3.04 of the Indenture, so long as no Specified Charter Event of Default exists, if in connection with the purchase by the Charterer of the Vessel pursuant to Section 12(e), the Charterer assumes the Secured Notes on a full recourse basis which are outstanding on the Special Termination Date, pursuant to Section 11.6 of the Participation Agreement, the obligation of the Charterer to pay the purchase price pursuant to Section 12(e)(iv) shall be satisfied by such assumption of the Secured Notes to the extent of the principal amount of and accrued but unpaid interest, if any, on the Secured Notes so assumed and payment to the Shipowner of the remaining portion of the Termination Value in cash. In the event the Charterer assumes the Secured Notes with respect to the Vessel in accordance with the preceding sentence, the Guarantor shall guarantee such Secured Notes, or, at the Charterer's option, purchase or cause another Person to purchase) the Owner Participant's beneficial interest in the Owner Trust pursuant to Section 17 of the Participation Agreement.

          SECTION 13.  Requisition for Use by the United States.
                       ----------------------------------------

          In the event that during the Charter Term the use of the Vessel shall be taken or requisitioned and an Event of Loss of the type described in clause
(vi) of the definition thereof shall occur, the Charterer shall have the right to declare an Event of Loss and to terminate this Charter in accordance with the provisions of Section 11 of this Charter. Unless and until this Charter is terminated pursuant to Section 11, this Charter shall nevertheless continue in effect for the duration of the Charter Term, and the Charterer will continue to pay Base Charter Hire and Supplemental Charter Hire without interruption or abatement and shall remain liable for all other obligations under this Charter, other than those obligations the performance of which cannot be performed by reason of such requisition of use. The time the Vessel is under such requisition will count as part of the Charter Term.

          SECTION 14.  Renewal of Charter.
                       ------------------

          (a)  Renewal.  The Charterer shall have the right to renew this
               -------
Charter for any Renewal Term with respect to the Vessel at the expiration of the Base Charter Term or any Renewal Term for a Fair Market Renewal Term, provided
                                                                      --------
that each Fair Market Renewal Term shall be at least one year; and further
                                                                   -------
provided that each Fair Market Renewal Term may be in integral multiples of six
--------
months and may extend for a period to the end of the Vessel's economic useful life (any such renewal, a "Fair Market Renewal Term"). It shall be a condition to the renewal of this Charter for any Renewal Term that no Specified Charter Event of Default or Charter Event of Default specified in Section 17(a)(iii) hereto shall have occurred and be continuing at the time of notice or the commencement of such Renewal Term.

          (b)  Notice; Manner of Renewal.  At any time at least 180 days prior
               -------------------------
to the scheduled expiration of the Base Charter Term or any Renewal Term, the Charterer may notify the Shipowner that it desires to obtain an appraisal with respect to the Fair Market Charter Value of the Vessel as of such expiration. Promptly after the Charterer shall have delivered such notice, the Charterer and the Shipowner shall attempt to agree upon the Fair Market Charter Value for the period or periods specified by the Charterer. If the Charterer and the Shipowner shall fail to agree within thirty (30) days after the giving of such notice, such amount shall be determined pursuant to the Appraisal Procedure, the cost of which appraisal shall be shared equally by the Shipowner and the Charterer). If the Charterer elects to renew this Charter for a Fair Market Renewal Term, the Charterer shall provide the Shipowner with a written notice of its intention to renew this Charter (any such notice, a "Renewal Notice"). The
                                                         --------------
Renewal Notice shall become irrevocable 120 days prior to the expiration of the Base Charter Term or any Renewal Term.

          (c)  Renewal Hire.  All of the terms and provisions of this Charter
               ------------
shall be applicable during any Renewal Term, except that in lieu of Base Charter Hire, the Charterer shall pay to the Shipowner for any Fair Market Renewal Term an amount equal to the Fair Market Charter Hire for such Renewal Term, payable in arrears.

          (d)  Stipulated Loss Values and Termination Values. Concurrently with
               ---------------------------------------------
the Charterer's exercise of its option to renew this Charter pursuant to this
Section 14, Schedules 2 and 3 shall be modified to restate the Stipulated Loss Values and Termination Values for the Vessel which shall equal the Fair Market Sales Value at the end of the Base Charter Term or the prior Renewal Term, as the case may be. The amounts which are payable at any given time during a Renewal Term as Stipulated Loss Value and Termination Value shall be determined by calculating the Fair

Market Sales Value of the Vessel at the beginning of any Renewal Term reduced on a straight-line basis to the projected Fair Market Sales Value of the Vessel at the end of such Renewal Period.


          SECTION 15.  Purchase Options.
                       ----------------

          (a)  Purchase Options.  So long as no Specified Charter Event of
               ----------------
Default shall have occurred and be continuing, and subject to Sections 15(b) and 15(c), the Charterer shall have the right to purchase the Vessel:

               (i) on the EBO Exercise Date specified by the Shipowner at the purchase price equal to the EBO Exercise Price (such purchase, the "Early Buy Out Option"); or

              (ii) at the expiration of the Base Charter Term, at a purchase price equal to the lesser of the then Fair Market Sales Value for the Vessel or the Fixed Price Purchase Option Amount; or

             (iii) at the expiration of any Renewal Term, at a purchase price equal to its then Fair Market Sales Value; or

              (iv)  if

                    (A) Charterer elects to make Optional Modifications pursuant to a modification plan with a total cumulative cost of Five Million Dollars ($5,000,000), or

                    (B) Charterer is required to make Required Modifications with a total cumulative cost exceeding Five Million Dollars ($5,000,000),

               and, in either case, the Shipowner does not participate in financing such Modifications or the Charterer is prevented from making such Modifications by the terms of the Charter or such Modifications are prohibited by Rev. Proc. 79-48, 1979-2 CB 529, then the Charterer shall have the right, but not the obligation, to purchase the Vessel on the first or second next succeeding Base Charter Payment Date for, in the case of clause (A) the higher of the applicable Termination Value or the Vessel's Fair Market Sales Value on such Base Charter Payment Date or, in the case of clause (B) above, the applicable Termination Value on such Base Charter Payment Date (without, in each case, taking into account such Modifications) (each, an "Extraordinary Purchase Option"); or

               (v) on the Special Purchase Option Dates at any time after the fifth anniversary of the Funding Date at a purchase price equal to the higher of the applicable Termination Value or the Fair Market Sales Value of the Vessel on such date (any such purchase, "Special Purchase Option").

          (b)  Notice of Election; Manner of Purchase; Transfer After Purchase.
               ---------------------------------------------------------------
(i) In order to exercise its right to purchase the Vessel pursuant to Section 15(a)(i), (ii), and (iii), the Charterer shall notify the Shipowner in writing at least 90 days prior to (x) the EBO Exercise Date, (y) the scheduled expiration of the Base Charter Term, or (z) the scheduled expiration of any Renewal Term then in effect, as the case may be, stating that the Charterer will purchase the Vessel pursuant to Section 15(a)(i), 15(a)(ii), or 15(a)(iii), as the case may be (any such notice, a "Purchase Notice"), and that it desires, in respect of clause (i)(z) hereof, to obtain an appraisal of the Fair Market Sales Value of the Vessel as of such scheduled expiration. Promptly after the Charterer shall have delivered such notice, the Charterer and the Shipowner shall attempt to agree upon such Fair Market Sales Value. If the Charterer and the Shipowner shall fail to agree within thirty (30) days after the giving of such notice, such Fair Market Sales Value shall be determined pursuant to the Appraisal Procedure. The Purchase Notice shall become irrevocable, in the case of the Early Buy-Out Option, 20 days prior to the EBO Exercise Date.

              (ii) In order to exercise its right to purchase the Vessel pursuant to Section 15(a)(iv), the Charterer shall give at least 60 days but not more than 540 days' prior written notice to the Shipowner stating that the Charterer will purchase the Vessel pursuant to Section 15(a)(iv) (any such notice, a "Purchase Notice"). Promptly after the Charterer shall have delivered such notice with respect to a Purchase Notice for a purchase under Section 15(a)(iv)(A), the Charterer and the Shipowner shall attempt to agree upon such Fair Market Sales Value. If the Charterer and the Shipowner shall fail to agree within thirty (30) days after the giving of such notice with respect to a Purchase Notice for a purchase under Section 15(a)(iv)(A), such Fair Market Sales Value shall be determined pursuant to the Appraisal Procedure.

             (iii) In order to exercise its right to purchase the Vessel pursuant to Section 15(a)(v), the Charterer shall give at least 90 days prior written notice to the Shipowner stating that the Charterer will purchase the Vessel pursuant to Section 15(a)(v) (any such notice, a "Purchase Notice").

     Promptly after the Charterer shall have delivered such Purchase Notice, the Charterer and the Shipowner shall attempt to agree upon such Fair Market Sales Value. If the Charterer and the Shipowner shall fail to agree within thirty (30) days after the giving of such notice, such Fair Market Sales Value shall be determined pursuant to the Appraisal Procedure.

              (iv)  On the date of purchase of the Vessel pursuant to this
     Section 15, (A) the Shipowner shall transfer all right, title and interest of the Shipowner in and to the Vessel, "as is and where is" to the Charterer or as the Charterer may direct, and the Shipowner shall warrant that it is transferring whatever title it received on the Funding Date and that the Vessel is free and clear of Shipowner's Liens and Owner Participant's Liens, but otherwise without any representation or warranty, upon payment to the Shipowner of the purchase price therefor or, if the Charterer shall have elected to pay the EBO Exercise Price in accordance with the last sentence of this Section 15(b)(iv), upon payment of the first installment of such EBO Exercise Price, together with (i) all Base Charter Hire due and owing prior to such date of purchase (but excluding any Base Charter Hire, if any, payable in advance), (ii) all Supplemental Charter Hire due and owing on or prior to such date of purchase, (iii) Premium, if any, and (iv) if such date of purchase is a Base Charter Payment Date, all Base Charter Hire payable in arrears on such Base Charter Payment Date, and (B) the Shipowner shall, at the Charterer's expense, execute and deliver to the Charterer or its designee a bill of sale and assignment, and such other instruments, documents and opinions as the Charterer may reasonably request to evidence the valid consummation of such transfer and shall, at the Charterer's expense, take such actions under Section 6.03 of the Indenture as the Charterer may reasonably request. Notwithstanding anything to the contrary contained herein, so long as no Specified Charter Event of Default exists, the Charterer may, in connection with the exercise by the Charterer of its purchase option under Section 15(a)(i) elect to pay the EBO Exercise Price in installments, which installments shall be paid as specified in Schedule 4 hereto.

          (c)  Assumption of Secured Notes.  Notwithstanding the provisions of
               ---------------------------
Sections 15(a) and 15(b) and subject to compliance with Section 3.04 of the Indenture, if, in connection with a purchase by the Charterer of the Vessel pursuant to Section 15(a)(i), 15(a)(iv) or 15(a)(v), as the case may be, the Charterer shall elect to assume the Secured Notes on a full recourse basis which are outstanding (x) on the EBO Exercise Date, (y) on the exercise date of the Extraordinary Purchase Option, or (z) on the exercise date of the Special Purchase

Option, pursuant to Section 11.6 of the Participation Agreement, the obligation of the Charterer to pay the purchase price pursuant to Section 15(a)(i), 15(a)(iv), or 15(a)(v), as the case may be, shall be satisfied by such assumption of the Secured Notes to the extent of the principal amount of and accrued but unpaid interest, if any, on the Secured Notes so assumed and payment of the remaining portion of the applicable purchase price in cash. In the event the Charterer assumes the Secured Notes with respect to the Vessel in accordance with the preceding sentence, the Guarantor shall guarantee such Secured Notes, or, at the Charterer's option, purchase (or cause another Person to purchase) the Beneficial Interest in the Owner Trust pursuant to Section 17 of the Participation Agreement.


          SECTION 16.  Assignment and Subcharter.
                       -------------------------

          (a)  Assignment by Shipowner; Security for Shipowner's Obligations to
               ----------------------------------------------------------------
Indenture Trustee.  (i)  EXCEPT AS SET FORTH IN SECTION 16(a)(ii) OR IN SECTION
-----------------
21(h)(ii), OR UNLESS THE CHARTERER AND THE LOAN PARTICIPANT SHALL HAVE GIVEN THEIR PRIOR WRITTEN CONSENT, THE SHIPOWNER MAY NOT ASSIGN, TRANSFER OR ENCUMBER THIS CHARTER OR ALL OR ANY PART OF ITS INTERESTS AND RIGHTS HEREUNDER EXCEPT IN CONNECTION WITH THE EXERCISE OF REMEDIES BY THE SHIPOWNER PURSUANT TO SECTION 18(a) FOLLOWING A DECLARATION BY THE SHIPOWNER PURSUANT TO SUCH SECTION THAT THIS CHARTER IS IN DEFAULT.

              (ii) In order to secure the indebtedness evidenced by the Secured Notes and certain other obligations as provided in the Indenture, the Indenture provides, among other things, for the assignment by the Shipowner to the Indenture Trustee of its right, title and interest in, to and under this Charter to the extent set forth in the Indenture, and for the creation by the Ship Mortgage of liens on and security interests in the Vessel in favor of the Indenture Trustee. The Charterer hereby consents to such assignment and to the creation of such liens and security interests pursuant to the terms and provisions of the Indenture and the Ship Mortgage and to any assignment or other transfer of the Shipowner's right, title and interest in, to and under this Charter, which may occur pursuant to the exercise of any remedy set forth in the Indenture. The Charterer (i) acknowledges that such assignment, liens and security interests provide for the exercise by the Indenture Trustee of all rights of the Shipowner hereunder to give any consents, approvals, waivers, notices or the like, to make any elections, demands or the like or to take any other discretionary action hereunder, but only in accordance with the Indenture; (ii) acknowledges receipt of an executed counterpart of the Indenture as in effect on the date hereof and (iii) agrees that, to the extent provided in the

     Indenture, the Indenture Trustee shall have all the rights of the Shipowner hereunder and, in exercising any right or performing any obligation of the Shipowner hereunder, shall be subject to the terms hereof, including, without limitation, Section 5(f) hereof. The Charterer will furnish to the Indenture Trustee counterparts of all notices, certificates, opinions or other documents of any kind required to be delivered hereunder by the Charterer to the Shipowner. Notwithstanding any other provision herein, so long as any Secured Notes remain Outstanding, the Shipowner hereby directs, and the Charterer agrees that all payments of Base Charter Hire and all other Charter Hire payable hereunder to the Shipowner, other than Excepted Payments, shall be paid directly to the Indenture Trustee at its account specified in Schedule 1 to the Participation Agreement or to such other account in the United States of America as may be specified in writing by the Indenture Trustee to the Charterer at least five (5) Business Days prior to the due date thereof.

          (b)  Assignment and Subcharter by Charterer.  (i)  The Charterer may,
               --------------------------------------
without the consent of the Shipowner, the Owner Participant, the Indenture Trustee, the Loan Participant or any other Person, at any time and from time to time, assign this Charter and all or any of its interests and rights hereunder to any Person or Persons so long as (A) after giving effect to such assignment, the Guaranty shall remain in full force and effect and shall constitute a full and unconditional guaranty of the obligations of the assignee hereunder to the same extent as the guaranty of the Charterer's obligations hereunder prior to giving effect to any such assignment; (B) no Specified Charter Event of Default shall be continuing on the date any such assignment is effected or after giving effect thereto; and (C) such assignment shall not subject the Shipowner or the Owner Participant to regulation by any Governmental Authority to which the Shipowner or the Owner Participant would not have been subject but for such assignment.

          (ii) The Charterer may, at any time and from time to time, assign this Charter and all or any of its interests and rights hereunder to any Person or Persons without the Guaranty remaining in full force and effect, provided that such assignment shall be subject to the consent of each of
     --------
     the Shipowner, Owner Participant and the Loan Participant.

          (iii) The Charterer may, without the consent of the Shipowner, the Owner Participant, the Indenture Trustee or any other Person, at any time and from time to time, subcharter the Vessel on a demise or other basis to another Person or Persons; provided that (A) such subcharter shall be
                                --------
     expressly subject and subordinate to this Charter (and such subcharter shall contain a provision providing that any subcharter permitted thereunder shall be so subject and subordinate) and shall in no event continue beyond the Charter Term, (B) the Charterer shall remain primarily liable under the Charter and all terms and conditions hereof and of the other Operative Documents shall be complied with as though no such subcharter was in existence, and (C) the Guaranty shall remain in full force and effect. The Charterer hereby gives notice to the Shipowner of, and the Shipowner hereby acknowledges and agrees to, the initial subcharter of the Vessel by Charterer to an Affiliate of the Charterer dated as of the date hereof (the "Initial Subcharter") providing for the demise chartering of the Vessel by the Charterer to the Operator. Any subcharterer under a subcharter permitted hereunder may sub-subcharter the Vessel to another Person or Persons under a sub-subcharter that otherwise complies with the provisions hereunder applicable to a subcharter hereunder.

          SECTION 17.  Events of Default.
                       -----------------

          (a)  Events of Default.  The following shall constitute Events of
               -----------------
Default (each, a "Charter Event of Default"; collectively, "Charter Events of Default"):

          (i) Charterer shall fail to pay any Interim Charter Hire, Base Charter Hire, Renewal Hire, Stipulated Loss Value, Termination Value, or any purchase price payable pursuant to any of the Purchase Options described herein, in each case within ten (10) Business Days after the same shall become due and payable (for the avoidance of doubt, past due payments shall accrue interest at the Overdue Rate); or

         (ii) Charterer shall fail to pay any Supplemental Charter Hire or any other payment required to be made by the Charterer under the Operative Documents for more than thirty (30) days after the Charterer shall have received written notice from the Shipowner stating that such payment is due; or

        (iii) the Charterer shall fail to perform or observe any other material covenant or agreement to be performed or observed by it under the Operative Documents (other than a failure caused by an event that constitutes, or with the lapse of time would constitute, an Event of Loss) and such failure shall continue for a period of 30 days after receipt by the Charterer of a written notice from the Shipowner specifying such failure and requiring it to be remedied; provided, however, that the continuation of any such
                     --------  -------
     failure for such period of 30 days or a longer period (not to exceed 270 days) after receipt of notice shall not constitute a Charter Event of Default so long as (x) such failure is curable or correctable and (y) the Charterer is diligently pursuing the cure or correction of such failure; or

         (iv) the Guarantor shall fail in any material respect to perform or observe any agreement to be performed or observed by it in the Guaranty (other than any covenant or agreement in respect of the Charterer's obligations under the Operative Documents) and such failure shall continue for a period of 30 days after receipt by the Guarantor of a written notice from the Shipowner specifying such failure and requiring it to be remedied;

     provided, however, that the continuation of any such failure for such
     --------  -------
     period of 30 days or a longer period (not to exceed 270 days) after receipt of notice shall not constitute a Charter Event of Default so long as (a) such failure is curable or correctable and (b) the Guarantor is diligently pursuing the cure or correction of such failure; or

          (v) any representation or warranty made by the Charterer or the Guarantor under the Operative Documents (other than the Tax Indemnity Agreement) shall prove to have been inaccurate in any material respect when made, unless such inaccuracy shall not be material to the recipient at the time or any material adverse impact thereof shall have been cured or corrected within 30 days after receipt by Charterer or Guarantor, as the case may be, of written notice; provided, however, that the continuation of
                                     --------  -------
     any such inaccuracy for such period of 30 days or a longer period (not to exceed 270 days) after receipt of notice shall not constitute a Charter Event of Default so long as (a) any material adverse impact of such inaccuracy is curable or correctable and (b) the Charterer or the Guarantor, as the case may be, is diligently pursuing the cure or correction of such material adverse impact; or

         (vi) the Charterer or the Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator or other similar official of it or any substantial part of its property or shall consent to any such relief or to the appointment or taking possession by any such official or agency in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of its creditors, or shall take any corporate action to authorize any of the foregoing, or an involuntary case or other proceeding shall be commenced against the Charterer or the Guarantor seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator or other similar official or agency of it or any substantial portion of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or

        (vii) the Guaranty shall cease to be in full force and effect or to be the valid, binding and enforceable agreement of the Guarantor, or the Guarantor shall repudiate in writing its material obligations thereunder.

          (b)  A Specified Charter Event of Default shall mean a Charter Event
                 ----------------------------------
of Default as described in (i), (vi) and (vii) above.


          SECTION 18.  Remedies.
                       --------

          (a)  In General.  Upon the occurrence of any Charter Event of Default
               ----------
and so long as the same shall be continuing, the Shipowner, at its option, may declare this Charter to be in default by written notice to such effect given to the Charterer (provided that this Charter shall be deemed to have been declared in default without the necessity of such written notice upon the occurrence of any Charter Event of Default described in paragraph (vi) of Section 17), and at any time thereafter, provided such Charter Event of Default shall be continuing, the Shipowner may, to the extent permitted by applicable Governmental Rules, exercise one or more of the following remedies, as the Shipowner in its sole discretion shall elect:

          (i) the Shipowner, by notice to the Charterer, may rescind, cancel or terminate this Charter;

         (ii) whether or not this Charter has been terminated, the Shipowner may terminate the Charterer's right to possession and demand that the Charterer, and upon the written demand of the Shipowner, the Charterer shall, surrender and return possession of the Vessel promptly to the Shipowner in the manner and condition required by, and otherwise in accordance with the provisions of, this Charter as if the Vessel were being returned at the end of the Charter Term and the Shipowner shall not be liable for the reimbursement of the Charterer for any costs and expenses incurred by the Charterer in connection therewith;

        (iii) the Shipowner may (whether or not the Shipowner has taken possession thereof) sell the Vessel at public or private sale, as the Shipowner may determine, free and clear of any rights of the Charterer with respect thereto and without any duty to account to the Charterer with respect to such sale or any proceeds with respect thereto (except to the extent required by paragraph (v) or (vi) of this Section 18(a) if the Shipowner shall elect to exercise its rights thereunder), in which event if the Charterer has returned possession of the Vessel pursuant to Section 18(a)(ii) hereof the Charterer's obligation to pay Base Charter Hire with respect to the interest sold accruing after the date of such sale shall be terminated or proportionately reduced, as the case may be (except to the extent that Base Charter Hire is to be included in computations under paragraph (v) or (vi) of this Section 18(a) if the Shipowner shall elect to exercise its rights thereunder);

         (iv) the Shipowner may hold or charter to others the Vessel, as the Shipowner in its sole discretion may determine, free and clear of any rights of the Charterer with respect thereto and without any duty to account to the Charterer with respect to such action or inaction or for any proceeds with respect to such action or inaction, except that, if the Charterer has returned possession of the Vessel pursuant to Section 18(a)(ii) hereof, the Charterer's obligation to pay Base Charter Hire after the Charterer shall have been deprived of use of the Vessel pursuant to this paragraph (iv) shall be reduced by the net proceeds, if any, received by the Shipowner from chartering the Vessel to any Person other than the Charterer for the same periods or any portion thereof;

          (v) whether or not the Shipowner shall have exercised or thereafter at any time shall exercise its rights under paragraph (i), (ii), (iii) or
     (iv) of this Section 18(a), the Shipowner may demand, by written notice to the Charterer specifying a payment date which shall be a Stipulated Loss Value Determination Date not earlier than ten (10) Business Days after the date of such notice, that the Charterer pay to the Shipowner, and the Charterer shall pay to the Shipowner, on such specified payment date, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Base Charter Hire accruing on or after such specified payment date) and, in the case of the payment described in clause (C) below, as consideration for the transfer to the Charterer of the Vessel, any unpaid Base Charter Hire due and owing on or prior to such specified payment date (but excluding any Base Charter Hire payable in advance on such payment date) and any unpaid Supplemental Charter Hire (to whomsoever payable) due and owing on or prior to the date of such payment, plus whichever of the following amounts the Shipowner, in its sole discretion, shall specify in such notice (together with interest (to the extent permitted by applicable law) on such amount at the Overdue Rate from such specified payment date to the date of actual payment):

               (A) an amount equal to the excess, if any, of Stipulated Loss Value for the Vessel as of such specified payment date over the Fair Market Sales Value of the Vessel as of such specified payment date (or the last day of the Base Charter Term, if earlier); provided, if the
                                                              --------
          Charterer has failed to return the Vessel, the Fair Market Sales Value shall equal zero;

               (B) an amount equal to the excess of (1) the present value as of such specified payment date of all installments of Base Charter Hire payable on or after such specified payment date during the remaining balance of the Base Charter Term (or any Renewal Term then in effect), discounted semi-annually at a rate per annum equal to the Debt Rate, over (2) the present value as of such specified payment date of the Fair Market Charter Value of the Vessel during the remaining balance of the Base Charter Term (or any Renewal Term then in effect), discounted semi-annually at a rate per annum equal to the Debt Rate;

          provided, if the Charterer has failed to return the Vessel, the Fair
          --------
          Market Charter Value shall equal zero;

               (C) an amount equal to the Stipulated Loss Value for the Vessel determined as of such specified payment date, and, in this event, upon full payment by the Charterer of all sums due hereunder, the Shipowner shall, without recourse, representation or warranty (other than the absence of Owner Participant's Liens and Shipowner's Liens and that the Shipowner is transferring whatever title it received on the Funding Date) transfer the Vessel to the Charterer, "as is and where is," whereupon this Charter and the Charterer's obligations hereunder shall terminate. The Shipowner shall, at the Charterer's expense, (1) execute and deliver to the Charterer a bill of sale and assignment and such other instruments, documents and opinions as the Charterer may reasonably request to evidence the valid consummation of such transfer, and (2) take such actions under Section 6.03 of the Indenture as the Charterer may reasonably request;

               (D) an amount equal to the excess, if any, of Stipulated Loss Value for the Vessel, computed as of such specified payment date, over the Fair Market Charter Value of the Vessel during the remaining Base Charter Term (or any Renewal Term then in effect), after discounting such Fair Market Charter Value semi-annually to present value as of such specified payment date at a rate per annum equal to the Debt Rate; provided, if the Charterer has failed to return the
                --------

          Vessel, the Fair Market Charter Value shall equal zero; or

         (vi)  if the Shipowner shall have sold the Vessel pursuant to paragraph
     (iii) of this Section 18(a) or other right of sale, the Shipowner, in lieu of exercising its rights under paragraph (v) of this Section 18(a), may, if it shall so elect, demand that the Charterer pay to the Shipowner, and the Charterer shall pay to the Shipowner on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (in lieu of Base Charter Hire accruing on or after the next preceding Base Charter Payment Date to the date of such sale), any unpaid Base Charter Hire due and owing on or prior to such next preceding Base Charter Payment Date (but excluding any Base Charter Hire payable in advance on such Base Charter Payment Date and accruing with respect to any period from and including the date of such sale) and any other Supplemental Charter Hire due and owing on or prior to the date of such sale, plus the amount of any deficiency between Stipulated Loss Value for the Vessel, computed as of such next Base Charter Payment Date, and the proceeds of such sale, together with interest (to the extent permitted by applicable law) at the Overdue Rate on the amount of such Charter Hire, from the due date or dates thereof, and on the amount of such deficiency from the date of such sale, until the date of actual payment.

          (b)  Continuing Obligations.  No rescission or termination of this
               ----------------------
Charter, in whole or in part, or repossession of the Vessel or exercise of any remedy under Section 18(a) shall, except as specifically provided herein, relieve the Charterer of any of its liabilities and obligations hereunder. The Charterer shall be liable (i) for all reasonable legal fees and other reasonable costs and expenses incurred by the Shipowner, the Owner Participant, the Loan Participant or the Indenture Trustee by reason of the occurrence of any Charter Event of Default or the exercise of the Shipowner's remedies with respect thereto, including all costs and expenses reasonably incurred in placing the Vessel in the condition required by Section 6 and (ii) except as otherwise provided herein, for any and all other accrued and unpaid Charter Hire due hereunder before, after or during the exercise of any of the foregoing remedies. At any sale of the Vessel pursuant to Section 18(a), the Shipowner, the Owner Participant, the Loan Participant or the Indenture Trustee may bid for and purchase such property.

          (c)  Remedies Cumulative.  To the extent permitted by applicable law
               -------------------
and except as provided herein, no remedy under Section 18(a) is intended to be exclusive, but each shall be cumulative and in addition to any other remedy provided under Section 18(a) or otherwise available to the Shipowner at law or in equity. No express or implied waiver by the Shipowner of any

Charter Default or Charter Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Charter Default or Charter Event of Default. The failure or delay of the Shipowner in exercising any rights granted it hereunder upon the occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies and any single or partial exercise of any particular right by the Shipowner shall not exhaust the same or constitute a waiver of any other right provided herein.


          SECTION 19.  Notices.  Unless otherwise specified herein, all
                       -------
communications, notices and consents provided for in this Charter shall be in writing and given in person or by courier or by means of electronic transmission (with provision for assurance of receipt in a manner typical with respect to communications of that type), or mailed by registered or certified first class mail, return receipt requested, addressed to the respective addresses set forth in Schedule 1 to the Participation Agreement, or in each case at such other address as the Person entitled thereto shall from time to time designate by notice in writing to the Charterer and the Shipowner. All such communications, notices and consents given in such manner shall be deemed given when received by (or when proffered to, if receipt is refused) the party to whom it is addressed.


          SECTION 20.  Other Rights.
                       ------------

          (a)  Shipowner's Right to Cure.  If the Charterer shall fail to make
               -------------------------
any payment to be made by it hereunder or shall fail to perform or comply with any of its other agreements contained herein or in any other Operative Document relating to the Vessel or this Charter, following written notice to the Charterer, the Shipowner may, but shall not be obligated to, cure any default under this Charter that can be cured with the payment of money, other than a failure to make a payment of Base Charter Hire; provided, that the aggregate of
                                                --------
the amounts previously expended and that would be expended in connection with the exercise of such right does not exceed 2% of the Total Vessel Cost. The Shipowner also shall have the right to cure up to an aggregate of five (5) cumulative or three (3) consecutive semi-annual defaults in the payment of Base Charter Hire. The amount of such cure payments and the amount of all reasonable costs and expenses (including, without limitation, reasonable attorneys' and other professionals' fees and expenses) incurred in connection with such cure payments, together with interest thereon (to the extent permitted by applicable law) at the Overdue Rate, shall be deemed Supplemental Charter Hire payable by the Charterer upon demand.

          (b)  Performance by Affiliates, Etc..  Any payment by the Operator,
               -------------------------------
Guarantor, any Affiliate of the Charterer or any subcharterer of any amount payable by the Charterer under any Operative Document shall constitute, as between the Charterer and the Shipowner, payment of such amount by the Charterer for all purposes of this Charter (including, without limitation, Section 17), and any performance by the Operator, Guarantor, any Affiliate of the Charterer or any subcharterer of any obligation required to be performed by the Charterer under any Operative Document shall constitute, as between the Charterer and the Shipowner, performance by the Charterer of such obligation for all purposes of this Charter. Except as otherwise expressly provided herein, any right granted to the Charterer in this Charter shall grant the Charterer the right to exercise such right or permit such right to be exercised by any assignee, subcharterer or transferee of the Charterer permitted hereunder. The inclusion of specific references to obligations or rights of any such assignee, subcharterer or transferee in certain provisions of this Charter shall not in any way prevent or diminish the application of the provisions of the sentences immediately preceding with respect to obligations or rights in respect of which specific reference to any such assignee, subcharterer or transferee has not been made in this Charter.


          SECTION 21.  Miscellaneous.
                       -------------

          (a)  Amendments in Writing.  Neither this Charter nor any of the terms
               ---------------------
hereof may be amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which enforcement of such change is sought.

          (b)  Severability of Provisions.  Any provision of this Charter which
               --------------------------
may be determined by competent authority to be invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable any remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law which renders any provision hereof invalid or unenforceable in any respect.

          (c)  Governing Law.  THIS CHARTER SHALL IN ALL RESPECTS BE GOVERNED
               -------------
BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

          (d)  Headings.  The division of this Charter into sections, the
               --------
provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Charter.

          (e)  Counterpart Execution; Filing.  This Charter may be executed in
               -----------------------------
any number of counterparts and by each of the parties hereto on separate counterparts, all such counterparts together constituting but one and the same instrument, with the counterpart containing the receipt therefor executed by the Indenture Trustee on or immediately following the signature page thereof being deemed the "original executed counterpart" and all other counterparts being deemed duplicates. Prior to or on the Funding Date, the Charterer will cause a copy of this Charter to be duly filed with the United States Coast Guard. The Charterer will, from time to time, execute and acknowledge any and all further instruments required by law or reasonably requested by the Shipowner or the Indenture Trustee, for the purpose of protecting, preserving and maintaining Shipowner's title to, or the Indenture Trustee's interest in, the Vessel to the satisfaction of Owner Participant or the Indenture Trustee or their respective counsel, or for the purposes of carrying out the intentions of this Charter.

          (f)  Successors and Assigns.  This Charter, including all the terms
               ----------------------
and provisions hereof, shall be binding upon the Shipowner and the Charterer and their respective successors and permitted assigns and inure to the benefit of the Shipowner and the Charterer and their respective successors and permitted assigns.

          (g)  Investment of Security Funds.  Any amounts held by the Shipowner
               ----------------------------
as security hereunder that would be payable to the Charterer upon satisfaction of any applicable conditions shall be invested and reinvested by the Shipowner (or, so long as the Vessel shall be subject to the Lien of the Ship Mortgage, the Indenture Trustee), from time to time in Permitted Investments at the written direction of the Charterer. The Shipowner shall have no liability for any loss resulting from any investment required to be made other than by reason of its willful misconduct or gross negligence. Any net income or gain realized as a result of any such investment or reinvestment shall be applied by the Shipowner at the same time, on the same conditions and in the same manner as the amounts in respect of which such income or gain was realized are required to be distributed in accordance with the provisions hereof, or of any other Operative Document pursuant to which such amounts were required to be held. The Charterer shall be responsible for any net loss realized as a result of any such investment or reinvestment in accordance with the terms hereof and shall reimburse the Shipowner (or the Indenture Trustee, as the case may be) therefor on demand. Any Permitted Investment may be sold or otherwise reduced to cash (without regard to maturity) by the Shipowner or the Indenture Trustee whenever necessary to make any application as required by the terms of this Charter or of any applicable Operative Document.

          (h)  Immunities; Satisfaction of Undertakings; Successor Owner
               ---------------------------------------------------------
Trustee. (i) Except as provided in Section 2(a), all and each of the representations, warranties, undertakings and agreements herein made on the part of the Shipowner are made and intended not as personal representations, warranties, undertakings and agreements by or for the purpose or with the intention of binding the Shipowner personally but are made and intended for the purpose of binding only the Trust Estate, and this Charter is executed and delivered by the Shipowner solely in the exercise of the powers expressly conferred upon it as trustee under the Trust Agreement. Notwithstanding anything in this Charter to the contrary, no personal liability or responsibility is assumed hereunder by, or at any time shall be enforceable against, the Trust Company or any successor in trust on account of any representation, warranty, undertaking or agreement hereunder of the Shipowner, either expressed or implied, all such personal liability, if any, being expressly waived by the Charterer; provided, however, that (A) the Charterer or any Person claiming by,
           --------  -------
through or under it, making claim hereunder, may, subject to the terms and conditions hereof, look to the Trust Estate for satisfaction of such liability or responsibility and (B) the Trust Company or its successor in trust, as applicable, shall be personally liable for its own gross negligence, wilful misconduct, and its failure to distribute funds in accordance with the terms of the Operative Documents (including, without limitation, willful breach of contract) with respect to any Operative Document to which it is a party and for the matters described in clauses (i) through (v) of the last sentence of Section
7.1 of the Trust Agreement.

          (ii) Subject to the terms and conditions hereof, each time a successor Owner Trustee is appointed in accordance with the terms of the Trust Agreement, such successor Owner Trustee shall, without further act, succeed to all the rights, duties, immunities and obligations of the predecessor Owner Trustee hereunder and under the other Operative Documents and shall be deemed to be the Shipowner for all purposes hereof, all without in any way altering the terms of this Charter or such other Operative Documents or the obligations of the Charterer hereunder or thereunder. The Charterer upon receipt of written notice of the appointment of a successor Owner Trustee in accordance with the Operative Documents, at the expense of such successor Owner Trustee, promptly shall cause the Vessel to be redocumented in the name of the successor Owner Trustee and make such modifications and changes to reflect such appointment as reasonably shall be requested by such successor Owner Trustee in such insurance policies required hereunder, schedules, certificates and other instruments relating to the Vessel or this Charter or the other Operative Documents, all in form and substance reasonably satisfactory to such successor Owner Trustee; provided, however, that the Charterer shall not be required to
              --------  -------
     deliver any such policies, schedules, certificates or other instruments except as expressly required by the Operative Documents to which it is a party. Such appointment and designation of a successor Owner Trustee shall not exhaust the right to appoint and designate further successor owner trustees pursuant to the Trust Agreement, and such right may be exercised repeatedly as long as this Charter shall be in effect.

          (i)  Performance of Obligations to Indenture Trustee and Holders.
               -----------------------------------------------------------
After the Vessel shall no longer be subject to the Lien of the Ship Mortgage, the provisions of this Charter which require or permit any action by, any consent, approval or authorization of, the furnishing of any document, paper or information to or the performance of any other obligation to, the Indenture Trustee or any Holder shall not be effective, and the Sections hereof containing such provisions shall be read as though there were no such references to any such requirements or permissions.

          (j)  True Charter.  This Charter is intended as and shall constitute
               ------------
an agreement of charter, and nothing herein shall be construed as conveying to the Charterer any right, title or interest in or to the Vessel other than as Charterer hereunder, it being expressly understood by the parties hereto that the foregoing does not constitute a covenant, representation or warranty of the Charterer.

          (k)  Survival of Agreements.  The representations, warranties,
               ----------------------
covenants and indemnities of the parties provided for in the Operative Documents, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Charter, the Investment by the Owner Participant and the purchase of the Secured Notes by the Loan Participant and any disposition of any interest of the Owner Participant or the Shipowner in the Vessel and shall be and continue in effect notwithstanding any investigation made by any of such parties and the fact that compliance with any of the other terms, provisions or conditions of any of the Operative Documents shall have been waived.

          (l)  No Merger.  There shall be no merger of the Charter interests,
               ---------
estates or rights granted to the Charterer under this Charter with any interests, estates or rights of the Shipowner in the Vessel, it being understood and agreed that such Charter interests, estates and rights of the Charterer shall be deemed separate and distinct from the Shipowner's interests, estates and rights in the Vessel, notwithstanding that any such interests, estates or rights shall at any time be held by or vested in the same Person.

          (m)  Usury.  No provision of this Charter or any other instrument
               -----
relating to this Charter shall require the payment or permit the collection of interest in excess of the maximum nonusurious rate of interest per annum which may be contracted for, charged, taken, received or reserved by the Shipowner or any other Person under applicable United States Federal or state law (whichever is higher) now or hereafter enforced with respect to the Charter (the "Maximum Rate"). If any excess interest in such respect is so provided for, or shall be adjudicated to be so provided for, the provisions of this Section 21(m) shall govern, and neither the Charterer nor its successors or assigns shall be obligated to pay the amount of such interest to the extent it is in excess of the Maximum Rate, and if any excess interest has theretofore been paid, the excess amount shall, at the option of the Shipowner, be (i) applied against the next installment or installments of Base Charter Hire or (ii) refunded to the Charterer.

          (n)  No Joint Venture.  Any intention to create a joint venture or
               ----------------
partnership relation between the Shipowner and the Charterer is hereby expressly disclaimed.

          (o)  Waiver of Jury Trial.  BY ITS SIGNATURE BELOW WRITTEN, EACH PARTY
               --------------------
HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CHARTER OR THE OTHER OPERATIVE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have each caused this Charter to be duly executed as of the date first above written.



                              FIRST SECURITY BANK, NATIONAL
                                ASSOCIATION,
                              not in its individual
                              capacity but solely as
                              Owner Trustee under the
                              Trust Agreement


                              By:_____________________
                                 Name:
                                 Title:



                              MOBIL TRANSPORT FINANCE
                                COMPANY INC.



                              By:_____________________
                                 Name:
                                 Title:

AS SET FORTH IN SECTION 16(a) OF THIS CHARTER, CERTAIN OF THE RIGHT, TITLE AND INTEREST OF THE SHIPOWNER IN AND TO THIS CHARTER HAVE BEEN ASSIGNED TO AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF STATE STREET BANK AND TRUST COMPANY, AS INDENTURE TRUSTEE, UNDER THE TRUST INDENTURE, ASSIGNMENT OF CHARTER AND SECURITY AGREEMENT, DATED AS OF SEPTEMBER 30, 1997, BETWEEN THE SHIPOWNER AND THE INDENTURE TRUSTEE, AS SUCH INDENTURE MAY BE AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME IN ACCORDANCE WITH THE PROVISIONS THEREOF. THIS CHARTER HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. TO THE EXTENT, IF ANY, THAT THIS CHARTER CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS CHARTER MAY BE CREATED THROUGH THE TRANSFER OF POSSESSION OF ANY EXECUTED COUNTERPART OTHER THAN THE ORIGINAL EXECUTED COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE COUNTERPART THAT CONTAINS THE RECEIPT THEREFOR EXECUTED BY THE INDENTURE TRUSTEE ON OR IMMEDIATELY FOLLOWING THE SIGNATURE PAGE THEREOF. THIS COUNTERPART IS NOT THE ORIGINAL EXECUTED COUNTERPART.


                              Receipt Acknowledged:

                              State Street Bank And
                              Trust Company,
                              as Indenture Trustee


                              By:______________________
                                 Name:
                                 Title:

                     Schedule 1 to the Demise Charter Party


                           BASE CHARTER HIRE ACCRUAL
                           -------------------------


                Column A             Column B             Column C
           Arrears Base         Advance Base         Total Base
           Charter Payment      Charter Payment      Charter Payment
Payment    (As a Percentage     (As a Percentage     (As a Percentage
Date       of Shipowner's Cost  of Shipowner's Cost  of Shipowner's Cost
---------  -------------------  -------------------  -------------------


                     Schedule 2 to the Demise Charter Party

                       STIPULATED LOSS VALUE SCHEDULE/1/
                       ------------------------------




               Date [monthly]       Percentage of
               ----
                                    Total Vessel Cost
                                    -----------------


 /1/ NOTE: If the event giving rise to an obligation to pay any Stipulated Loss Value occurs and the actual date of the loss of tax benefits resulting from such event shall be earlier or later than the date assumed in calculating the Federal income tax consequences reflected in the applicable Stipulated Loss Value, such Stipulated Loss Value shall be appropriately adjusted upwards or downwards to reflect the actual timing of the loss of such tax benefits, but otherwise based on the same original assumptions.

                     Schedule 3 to the Demise Charter Party

                         TERMINATION VALUE PERCENTAGES
                         -----------------------------



                  Date [Monthly]                      Percentage of
                  ----
                                                      Total Vessel Cost
                                                      -----------------

                     Schedule 4 to the Demise Charter Party

              EBO DATE, EBO PERCENTAGE AND INSTALLMENT SCHEDULE *
              -------------------------------------------------


                                 Initial EBO Date:
                                 Initial EBO Percentage:



______________________________________

* If the Charterer elects to pay the EBO Purchase Price in installments pursuant to Section 15(b)(iv) of the Charter, the installments shall be in the amounts and payable on the dates set forth below (the first installment of which shall be reduced, in the case of an election by the Charterer to purchase the Beneficial Interest pursuant to Section 17 of the Participation Agreement):

     EBO Installment                    EBO Installment Percentage
     Payment Dates                      (as a percentage of Total Vessel Cost
     ---------------                    -------------------------------------

                     Schedule 5 to the Demise Charter Party

                   Interim Charter Hire (Payable in Arrears)
                   --------------------



          January 30, 1998          __________________

                     Schedule 6 to the Demise Charter Party

                       Fixed Price Purchase Option Amount
                       ----------------------------------


                                      -3-